EXHIBIT 10.1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”), dated as of July 22, 2024, is entered into among LULU’S FASHION LOUNGE, LLC, a Delaware limited liability company (the “Borrower”), Lulu’s Fashion Lounge Parent, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors party hereto, the Lenders party hereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

RECITALS

WHEREAS, the Borrower, Holdings, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, are parties that that certain Credit Agreement dated as of November 15, 2021 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced and replaced from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement, as amended by this Amendment.
2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)The Credit Agreement, other than the Schedules and Exhibits thereto, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underline text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form of the Credit Agreement attached hereto as Exhibit A.
(b)Exhibit E to the Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit B.
(c)Schedule 1.01(b) to the Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Schedule 1.01(b).
(d)Schedule 7.01 to the Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Schedule 7.01.
(e)Schedule 7.05 to the Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Schedule 7.05.
3.Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

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(a)Receipt by the Administrative Agent of counterparts of (i) this Amendment duly executed by a Responsible Officer of each Credit Party and a duly authorized officer of each Lender and (ii) the First Amendment Fee Letter, executed by a Responsible Officer of each Credit Party and Bank of America.
(b)Receipt by the Administrative Agent of an officer’s certificate dated as of the First Amendment Effective Date, certifying as to the Organization Documents of each Credit Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Credit Party, the good standing, existence or its equivalent of each Credit Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Credit Party (or, in the case of the Organization Documents, and incumbency, certifying that there have been no changes since the Closing Date).
(c)Receipt by the Administrative Agent of an opinion of counsel for the Credit Parties, dated as of the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.
(d)Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Credit Party.
(e)Receipt by the Administrative Agent for the account of the Administrative Agent, the Arranger and the Lenders of any fees required under the Loan Documents to be paid on or before the First Amendment Effective Date.
(f)The Borrower shall have paid all reasonable out-of-pocket fees, charges and disbursements of a single firm of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent due under the Loan Documents.

For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the First Amendment Effective Date specifying its objections.

4.Miscellaneous.
(a)Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.  The Credit Agreement (as amended hereby) and the obligations of the Credit Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent or any Lender of any rights and remedies under the Loan Documents, at law or in equity.

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(b)Each Credit Party (i) acknowledges and consents to all of the terms and conditions of this Amendment and the transactions contemplated hereby, (ii) affirms all of its obligations under the Loan Documents to which it is a party, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party.
(c)Each Credit Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and continue in full force and effect and (ii) agrees that this Amendment does not in any manner impair or otherwise adversely affect, or constitute or establish a novation of, any of the Liens granted in or pursuant to the Loan Documents.
(d)Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(i)After giving effect to this Amendment: (A) the representations and warranties of each Credit Party contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (B) no Default exists.
(ii)The Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the First Amendment Effective Date that are required to become Guarantors pursuant to the Credit Agreement on or prior to the First Amendment Effective Date.
(e)This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment. Subject to Section 11.18 of the Credit Agreement, execution of this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be.
(f)This Amendment is a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness hereof, all references to the “Credit Agreement” set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement.
(g)This Amendment SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS. This Amendment shall be further subject to the terms and conditions of Sections 11.14 and 11.15 of the AMENDED credit

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agreement, the terms of which are incorporated herein by reference as if fully set forth herein.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered by a duly authorized officer as of the date first above written.

BORROWER:LULU’S FASHION LOUNGE, LLC,

a Delaware limited liability company

By:/s/ Crystal Landsem

Name: Crystal Landsem

Title: Chief Executive Officer

HOLDINGS:LULU’S FASHION LOUNGE PARENT, LLC,

a Delaware limited liability company

By:/s/ Crystal Landsem

Name: Crystal Landsem

Title: Chief Executive Officer

ADMINISTRATIVE AGENT:BANK OF AMERICA, N.A., as Administrative Agent

By:/s/ Laurie Perper

Name: Laurie Perper

Title: Director

LENDERS:BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swing Line Lender

By:/s/ Laurie Perper

Name: Laurie Perper

Title: Director

LULU’S FASHION LOUNGE, LLC

FIRST AMENDMENT

Exhibit A

Amended Credit Agreement

[see attached]

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CREDIT AGREEMENT

Dated as of November 15, 2021

(as amended by the First Amendment, dated as of July 22, 2024)

among

LULU’S FASHION LOUNGE, LLC,

as the Borrower,

Lulu’s Fashion Lounge Parent, LLC,

as Holdings,

CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

and

THE LENDERS PARTY HERETO

BOFA SECURITIES, INC.,

as Sole Lead Arranger and Sole Bookrunner

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TABLE OF CONTENTS

Page

Article I DEFINITIONS AND ACCOUNTING TERMS1

1.01Defined Terms1

1.02Other Interpretive Provisions~~36~~38

1.03Accounting Terms~~37~~39

1.04Rounding~~38~~40

1.05Times of Day~~38~~40

1.06Letter of Credit Amounts~~39~~40

1.07UCC Terms~~39~~40

1.08Rates~~39~~40

Article II COMMITMENTS AND CREDIT EXTENSIONS~~39~~41

2.01Loans~~39~~41

2.02Borrowings, Conversions and Continuations of Loans~~39~~41

2.03Letters of Credit~~41~~43

2.04Swing Line Loans~~50~~52

2.05Prepayments~~52~~54

2.06Termination or Reduction of Revolving Commitments~~53~~56

2.07Repayment of Loans~~54~~56

2.08Interest and Default Rate~~54~~57

2.09Fees~~55~~57

2.10Computation of Interest and Fees~~56~~58

2.11Evidence of Debt~~56~~58

2.12Payments Generally; Administrative Agent’s Clawback~~56~~59

2.13Sharing of Payments by Lenders~~58~~61

2.14Cash Collateral~~59~~62

2.15Defaulting Lenders~~60~~63

2.16Incremental Facilities~~62~~65

Article III TAXES, YIELD PROTECTION AND ILLEGALITY~~64~~67

3.01Taxes~~64~~67

3.02Illegality~~68~~70

3.03Inability to Determine Rates~~69~~71

3.04Increased Costs~~71~~73

3.05Compensation for Losses~~72~~74

3.06Mitigation Obligations; Replacement of Lenders~~72~~75

3.07Survival~~73~~75

Article IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS~~73~~75

4.01Conditions of Initial Credit Extension.~~73~~75

4.02Conditions to all Credit Extensions~~75~~77

Article V REPRESENTATIONS AND WARRANTIES~~75~~78

5.01Corporate Existence and Power~~75~~78

5.02Corporate Authorization; No Contravention~~76~~79

5.03Governmental Authorization~~76~~79

5.04Binding Effect~~76~~79

5.05Litigation.~~77~~79

5.06No Default.~~77~~80

5.07ERISA Compliance.~~77~~80

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5.08Use of Proceeds; Margin Regulations.~~77~~80

5.09Ownership of Property; Liens.~~77~~80

5.10Taxes.~~78~~80

5.11Financial Condition.~~78~~81

5.12Environmental Matters.~~78~~81

5.13Regulated Entities.~~79~~82

5.14[Reserved].~~79~~82

5.15Labor Relations.~~79~~82

5.16Intellectual Property.~~79~~82

5.17Brokers’ Fees; Transaction Fees.~~79~~82

5.18Insurance.~~80~~82

5.19Subsidiaries; Loan Parties.~~80~~83

5.20Collateral Representations.~~80~~83

5.21[Reserved].~~81~~83

5.22Status of Holdings.~~81~~83

5.23Full Disclosure.~~81~~84

5.24Sanctions Concerns and Anti-Corruption Laws.~~81~~84

5.25Affected Financial Institutions~~81~~84

5.26Covered Entities~~82~~84

Article VI AFFIRMATIVE COVENANTS~~82~~85

6.01Financial Statements~~82~~85

6.02Certificates; Other Information~~83~~86

6.03Notices~~85~~87

6.04Preservation of Corporate Existence, Etc~~86~~88

6.05Maintenance of Property~~86~~89

6.06Maintenance of Insurance~~86~~89

6.07Payment of Taxes.~~87~~90

6.08Compliance with Laws~~87~~90

6.09Inspection of Property and Books and Records~~87~~90

6.10Use of Proceeds~~88~~90

6.11[Reserved].~~88~~91

6.12Compliance with ERISA.~~88~~91

6.13Further Assurances.~~88~~91

6.14Environmental Matters.~~89~~92

6.15Hazardous Materials.~~90~~92

6.16Status of Holdings.~~90~~92

6.17Anti-Corruption Laws; Sanctions~~90~~93

Article VII NEGATIVE COVENANTS~~90~~93

7.01Limitation on Liens~~91~~93

7.02Disposition of Assets~~94~~96

7.03Fundamental Changes.~~95~~98

7.04Loans and Investments~~95~~98

7.05Limitation on Indebtedness~~97~~100

7.06Transactions with Affiliates~~100~~103

7.07Restricted Payments.~~101~~104

7.08Change in Business~~103~~106

7.09Amendments to Organization Documents~~103~~106

7.10Changes in Fiscal Year.~~103~~106

7.11Amendments to Junior Indebtedness.~~103~~106

7.12No Negative Pledges~~103~~106

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7.13Subsidiaries.~~104~~107

7.14[Reserved].~~105~~107

7.15Use of Proceeds~~105~~107

7.16Financial Covenant~~105~~107

7.17Sanctions~~105~~108

7.18Anti-Corruption Laws~~105~~108

Article VIII EVENTS OF DEFAULT AND REMEDIES~~105~~108

8.01Events of Default~~105~~108

8.02Remedies upon Event of Default~~108~~110

8.03Application of Funds~~108~~111

8.04Equity Cure~~109~~112

Article IX ADMINISTRATIVE AGENT~~110~~113

9.01Appointment and Authority~~110~~113

9.02Rights as a Lender~~111~~114

9.03Exculpatory Provisions~~111~~114

9.04Reliance by Administrative Agent~~112~~115

9.05Delegation of Duties~~113~~115

9.06Resignation of Administrative Agent~~113~~116

9.07Non-Reliance on Administrative Agent, the Arranger and the Other Lenders~~114~~117

9.08No Other Duties, Etc~~115~~118

9.09Administrative Agent May File Proofs of Claim; Credit Bidding~~115~~118

9.10Collateral and Guaranty Matters~~117~~119

9.11Secured Cash Management Agreements and Secured Hedge Agreements~~117~~120

9.12Certain ERISA Matters~~118~~121

9.13Recovery of Erroneous Payments~~119~~122

Article X CONTINUING GUARANTY~~119~~122

10.01Guaranty~~119~~122

10.02Rights of Lenders~~120~~123

10.03Certain Waivers~~120~~123

10.04Obligations Independent~~120~~123

10.05Subrogation~~121~~123

10.06Termination; Reinstatement~~121~~124

10.07Stay of Acceleration~~121~~124

10.08Condition of Borrower~~121~~124

10.09Appointment of Borrower~~121~~124

10.10Right of Contribution~~122~~124

10.11Keepwell~~122~~125

Article XI MISCELLANEOUS~~122~~125

11.01Amendments, Etc~~122~~125

11.02Notices; Effectiveness; Electronic Communications~~124~~127

11.03No Waiver; Cumulative Remedies; Enforcement~~126~~129

11.04Expenses; Indemnity; Damage Waiver~~127~~130

11.05Payments Set Aside~~129~~132

11.06Successors and Assigns~~129~~132

11.07Treatment of Certain Information; Confidentiality~~134~~136

11.08Right of Setoff~~135~~138

11.09Interest Rate Limitation~~135~~138

11.10Integration; Effectiveness~~136~~139

11.11Survival of Representations and Warranties~~136~~139

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11.12Severability~~136~~139

11.13Replacement of Lenders~~136~~139

11.14Governing Law; Jurisdiction; Etc~~137~~140

11.15Waiver of Jury Trial~~138~~141

11.16[Reserved]~~139~~142

11.17No Advisory or Fiduciary Responsibility~~139~~142

11.18Electronic Execution; Electronic Records; Counterparts~~139~~142

11.19USA Patriot Act Notice~~140~~143

11.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions~~141~~144

11.21Acknowledgement Regarding Any Supported QFCs~~141~~144

v

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SCHEDULES

Schedule 1.01(a) Certain Addresses for Notices

Schedule 1.01(b) ~~Initial~~ Revolving Commitments and Applicable Percentages

Schedule 5.19(a)Subsidiaries

Schedule 5.19(b)Credit Parties

Schedule 5.20Intellectual Property

Schedule 7.01Existing Liens

Schedule 7.04Existing Investments

Schedule 7.05Existing Indebtedness

Schedule 7.06Existing Transactions with Affiliates

Schedule 7.12Existing Burdensome Agreements

EXHIBITS

Exhibit AForm of Administrative Questionnaire

Exhibit BForm of Assignment and Assumption

Exhibit CForm of Compliance Certificate

Exhibit DForm of Joinder Agreement

Exhibit EForm of Loan Notice

Exhibit FForm of Note

Exhibit GForm of Secured Party Designation Notice

Exhibit HForm of Swing Line Loan Notice

Exhibit IForms of U.S. Tax Compliance Certificates

Exhibit JForm of Notice of Loan Prepayment

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CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of November 15, 2021, among LULU’S FASHION LOUNGE, LLC, a Delaware limited liability company (the “Borrower”), Lulu’s Fashion Lounge Parent, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Credit Parties (as hereinafter defined) have requested that the Lenders, the Swing Line Lender and the L/C Issuer make loans and other financial accommodations to the Credit Parties in an aggregate amount of up to $~~50,000,000~~15,000,000.

WHEREAS, the Lenders, the Swing Line Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Credit Parties on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” has the meaning ascribed thereto in the penultimate paragraph of the definition of Consolidated EBITDA.

“Acquired Entity or Business” has the meaning ascribed thereto in the penultimate paragraph of the definition of Consolidated EBITDA.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of a Credit Party, or (c) a merger or consolidation or any other combination with another Person.

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

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“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Commitments” means the Revolving Commitments of all the Lenders.

“Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15. If the Revolving Commitment of all of the Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any Incremental Facility Amendment.

“Applicable Rate” means, for any day, the rate per annum equal to ~~(a) in the case of Base Rate Loans, 0.75%, (~~:

(a)during the period commencing on the First Amendment Effective Date through (but excluding) November 15, 2024: (i) in the case of Base Rate Loans, 1.25%, (ii) in the case of Term SOFR Loans, 2.25%, (iii) in the case of the Letter of Credit Fee, 2.25% and (iv) in the case of the Commitment Fee, 0.375%; and
(b)~~b~~from and after November 15, 2024: (i) in the case of Base Rate Loans, 2.25%, (ii) in the case of Term SOFR Loans, ~~1.75~~3.25%, (~~c~~iii) in the case of the Letter of Credit Fee, ~~1.75~~3.25% and (~~d~~iv) in the case of the Commitment Fee, 0.375%.

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Commitments, a Lender that has a Revolving Commitment or holds a Loan at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section

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2.03, the Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” has the meaning specified in Section 5.11(a).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the Revolving Commitment of each Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Amount” shall mean, at any time of determination (the applicable “Reference Date”) an amount (in no event less than zero) equal to, without duplication:

(a) the sum of:

(i)the cumulative amount of Net Issuance Proceeds of Excluded Equity Issuances and capital contributions (other than Specified Equity Contributions) received by the Borrower after the Closing Date and prior to the Reference Date;

(ii)the Net Incurrence Proceeds of Indebtedness and Net Issuance Proceeds of Disqualified Stock that have been incurred or issued after the Closing Date and prior to the Reference Date (other than Specified Equity Contributions) and exchanged or converted into Qualified Stock of the Borrower (or any direct or indirect parent company thereof);

(iii)[reserved];

(iv)the Net Proceeds of any sale of any Investment originally made using the Available Amount; and

(v)without duplication to clause (iv), cash returns, profits, distributions and similar amounts received on Investments (other than in respect of intercompany investments) originally made using the Available Amount to the extent not included in Consolidated Net Income;

minus

(b) that portion of the Available Amount that has been applied to make Investments pursuant to Section 7.04(x).

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c)  Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02(i).

“Borrowing” means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

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“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Expenditures” means, for any period, all amounts that would be reflected as additions to property, plant or equipment on a consolidated statement of cash flows of Holdings and its Subsidiaries in accordance with GAAP (including amounts expended or capitalized under Capital Leases), but excluding (a) any expenditure constituting a Permitted Acquisition, (b) expenditures (x) made with tenant improvement allowances provided, or reimbursed in cash, by landlords under leases or (y) in respect of equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements (but any out-of-pocket payments made in cash in connection therewith shall be Capital Expenditures), or the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements, and (c) any such expenditure made to restore, replace or rebuild property subject to any damage, loss, destruction, taking by eminent domain or condemnation, to the extent such expenditure is made with insurance proceeds, compensation or condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or taking or condemnation.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or is required to be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” all monetary obligations of any Credit Party or any Subsidiary of any Credit Party under any Capital Lease.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Swing Line Lender (as applicable) or the Lenders, as Collateral for L/C Obligations, the Obligations in respect of Swing Line Loans, or obligations of the Lenders to fund participations in respect of L/C Obligations or Swing Line Loans (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer, and/or (c) if the Administrative Agent and the L/C Issuer or the Swing Line Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency or instrumentality of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any territory, commonwealth or state of the United States or the District of Columbia or any political subdivision of any such territory, commonwealth or state or any public instrumentality thereof, in each case having a rating of at least “A-l” from S&P or at least “P-l” from Moody’s (or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower), (c) any commercial paper or fixed or variable notes which are rated at least “A-l” by S&P or “P-l” by Moody’s (or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower) and issued by any Person organized under the laws of any territory, commonwealth or state of the United States or the District of

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Columbia, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that (A) is organized under the laws of the United States, any state, territory or commonwealth thereof or the District of Columbia or which is the principal banking subsidiary of a bank holding company organized under the laws of any of the foregoing or any U.S. branch of a foreign bank, (B) is “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 (each such bank, an “Approved Bank”), (e) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank, (f) obligations of other Persons with maturities of one year or less from the date of acquisition, rated at least AA by S&P and Aa2 by Moody’s and (g) Investments in any United States money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b), (c), (d), (e) or (f) above with maturities as set forth in the proviso below and (ii) has net assets in excess of $500,000,000; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c), (d), (e) or (f) above shall not exceed 366 days.

“Cash Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Credit Party or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Credit Party or any Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than (x) the Permitted Holders, (y) any employee benefit plan of Parent and its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any employee benefit plan of Parent or its Subsidiaries or any Permitted Holders and (z) any “group” which includes the Permitted Holders (provided that in the case of any such “group,” the Permitted Holders hold at least a majority of the then issued and outstanding

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Voting Stock of such “group”), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the issued and outstanding Voting Stock of Parent representing more than (1) thirty-five percent of the issued and outstanding Voting Stock of Parent (on a fully diluted basis) and (2) the percentage of the issued and outstanding Voting Stock of Parent (on a fully diluted basis) that is beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by the Permitted Holders and, if applicable, any “group” which includes the Permitted Holders (provided that in the case of any such “group,” the Permitted Holders hold at least a majority of the then issued and outstanding Voting Stock of such “group”), (b) the occupation at any time of a majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent by Persons who were not (i) directors (or similar Persons) of Parent on the date of this Agreement, (ii) nominated or approved by the board of directors (or similar governing body) of Parent or (iii) appointed by directors (or similar Persons) so nominated or approved,  (c) Parent shall cease to own and control, directly or indirectly, legally and beneficially all of the economic and voting rights associated with ownership of all outstanding Stock of Holdings or (d) Holdings shall cease to directly own and control legally and beneficially all of the economic and voting rights associated with ownership of all outstanding Stock of the Borrower.

“Closing Date” means ~~the date hereof~~November 15, 2021.

“Closing Date Fee Letter” has the meaning specified in the definition of “Fee Letter”.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, each Joinder Agreement, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit

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the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) 90% of the net book value in accordance with GAAP of billed credit card accounts receivable of Holdings and its Subsidiaries as of the last day of the most recently ended month prior to such date for which financial statements are internally available to Holdings plus (ii) 50% of the net book value in accordance with GAAP of inventory of Holdings and its Subsidiaries as of the last day of the most recently ended month prior to such date for which financial statements are internally available to Holdings to (b) Consolidated Total Debt of Holdings and its Subsidiaries as of such date. As of any date of determination, the Total Revolving Outstandings for purposes of the determination of the Consolidated Asset Coverage Ratio shall be the Total Revolving Outstandings on such date of determination (after giving effect to any requested Credit Extension, as applicable).

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense (including the amortization of deferred financing fees or costs and the amortization of OID resulting from the issuance of Indebtedness at less than par, amortization of intangible assets and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries) of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)increased (without duplication, including for purposes of determining Consolidated Net Income) by the following, in each case (other than clause (xii)) to the extent deducted (and not added back or excluded) in determining Consolidated Net Income for such period:
(i)provision for taxes based on income or profits or capital, including, without limitation, federal, provincial, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including penalties, interest, costs and expenses related to such taxes or arising from any tax examinations or Restricted Payments permitted pursuant to Section 7.07(c)); plus
(ii)Consolidated Interest Expense of such Person for such period; plus
(iii)Consolidated Depreciation and Amortization Expense of such Person for such period; plus
(iv)any out-of-pocket fees, payments, expenses or charges (including legal, tax, structuring and other costs and expenses, but excluding depreciation and amortization expense) related to: (a) the Transactions, including any payments and

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expenses, or any amortization thereof, related to the Transactions that are incurred within twelve months after the Closing Date and (b) any proposed or actual equity offering, Investment, acquisition (including costs and expenses in connection with the de-listing of public targets and compliance with public company requirements), disposition, dividend, restricted payment or recapitalization or the incurrence and/or repayment of Indebtedness (including any incremental facility, any refinancing of any such Indebtedness, any letter of credit fees and/or breakage costs) (in each of the foregoing whether or not consummated or successful), including (1) such fees, expenses or charges related to the Loans, the Loan Documents and any credit facilities, (2) any amendment, restatement, extension, increase or other modification of the Loans, the Loan Documents and any credit facilities, (3) any charges, non-recurring acquisition costs or contingent transaction costs incurred during such period as a result of any such transaction and (4) one-time expenses related to enhanced accounting function or other transaction costs, including those associated with becoming  standalone entity or public company; plus
(v)the amount (together with any fees, expenses or other charges in connection therewith) of any out-of-pocket deferred compensation, severance, signing bonuses, stay bonus, retention, recruiting and relocation costs, integration costs, transition costs, costs incurred in connection with any non-recurring strategic initiatives and intellectual property development, project startup costs and other restructuring charges, costs associated with establishing new facilities or reserves, any other one-time costs incurred in connection with acquisitions and costs related to the closure and/or consolidation of facilities in the good faith determination of the Borrower and as certified by the Borrower’s chief financial officer, chief executive officer, controller or other comparable executive; provided that, the aggregate amount pursuant to this clause (v), together with the aggregate amount pursuant to clause (xii) below, the aggregate amount of inventory disposition expense pursuant to clause (xxi) below, and all other adjustments expressly subject to the Subject Adjustment Cap, shall not exceed ~~in any period of four consecutive Fiscal Quarters, 20% of Consolidated EBITDA for such period prior to giving effect to such adjustments for the applicable period or periods (the “~~the Subject Adjustment Cap~~”)~~; plus
(vi)losses, charges, expenses or reserves related to litigation (including threatened litigation) or any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), or any settlement with respect to any of the foregoing; provided that the aggregate amount added pursuant to this clause (vi) shall not exceed $3,500,000 in any period of four consecutive Fiscal Quarters; plus
(vii)losses, charges, expenses or reserves related to public company registration, listing, compliance, reporting and related expenses; plus
(viii)non-cash stock option and other equity-based compensation; plus

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(ix)(A) compensation and fees paid to directors of Holdings or any of its Subsidiaries permitted hereunder in an aggregate cash amount not to exceed $2,000,000 in any Fiscal Year, (B) expense reimbursements for travel and other expenses paid to directors of Holdings or any of its Subsidiaries permitted hereunder and (C) indemnifications of directors, officers and comparable managers of Holdings or any of its Subsidiaries permitted hereunder, plus
(x)to the extent covered by insurance or reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer within 365 days of the date of the underlying loss, losses or expenses with respect to liability or casualty event (provided that (A) if not so reimbursed or received by Holdings, the Borrower or such Subsidiary within such 365 day period, such expenses or losses shall be subtracted from Consolidated EBITDA in the subsequent calculation period or (B) if reimbursed or received by Holdings, the Borrower or such Subsidiary in a subsequent period, (1) such amount shall not be permitted to be added back in determining Consolidated EBITDA for such subsequent period and (2) Consolidated EBITDA shall be decreased for such subsequent period by an amount, if any, by which such reimbursement is less than the accrued amounts added back pursuant to this clause); plus
(xi)the amount of any earn out obligation which was reserved or paid during such period and deducted in the calculation of Consolidated Net Income for such period, to the extent such earn-out obligations are permitted hereunder; plus
(xii)the amount of cost savings, operating expense reductions, other operating improvements, initiatives and synergies which are projected by the Borrower in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the date of the underlying transaction or initiatives (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, initiatives and synergies had been realized on the first day of such period) net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken or are reasonably expected to be taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower and certified by a Responsible Officer of the Borrower); provided further that, the aggregate amount pursuant to this clause (xii), together with the aggregate amount pursuant to clause (v) above, the aggregate amount of inventory disposition expense pursuant to clause (xxi) below and all other adjustments expressly subject to the Subject Adjustment Cap, shall not exceed the Subject Adjustment Cap; ~~provided, further that, the aggregate amount added pursuant to this clause (xii) shall not exceed in any period of four consecutive Fiscal Quarters, 15% of Consolidated EBITDA for such period prior to giving effect to such adjustments for the applicable period or periods;~~ plus
(xiii)non-cash costs or losses related to hedging obligations; plus

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(xiv)non-cash foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities; plus
(xv)[reserved]; plus
(xvi)any purchase accounting adjustments incurred in connection with any Permitted Acquisition; plus
(xvii)(A) non-cash costs and expenses relating to any equity-based compensation or equity-based incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in each case, of Holdings, the Borrower or any Subsidiary for such period and (B) any costs or expense incurred by Holdings, the Borrower or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or the Borrower or Net Issuance Proceeds of an issuance of equity interests (other than Disqualified Stock) of Holdings or the Borrower; plus
(xviii)all costs or losses (whether cash or non-cash) (without duplication) resulting from the early termination or extinguishment of Indebtedness; plus
(xix)cash expenses of Holdings, the Borrower and their Subsidiaries incurred during such period to the extent (x) deducted in determining Consolidated Net Income and (y) reimbursed in cash by any person (other than any of Holdings, the Borrower or any of their Subsidiaries or any owners, directly or indirectly, of equity interests, respectively, therein) during such period (or reasonably expected to be so reimbursed within 365 days of the end of such period to the extent not accrued) pursuant to an indemnity or guaranty or any other reimbursement agreement in favor of Holdings, the Borrower or any of their Subsidiaries to the extent such reimbursement has not been accrued (provided that (A) if not so reimbursed or received by Holdings, the Borrower or such Subsidiary within such 365-day period, such expenses or losses shall be subtracted from Consolidated EBITDA in the subsequent calculation period or (B) if reimbursed or received by Holdings, the Borrower or such Subsidiary in a subsequent period, (1) such amount shall not be permitted to be added back in determining Consolidated EBITDA for such subsequent period and (2) Consolidated EBITDA shall be decreased for such subsequent period by an amount, if any, by which such reimbursement is less than the accrued amounts added back pursuant to this clause); plus
(xx)to the extent deducted (and any reimbursement therefor not already added back) in determining Consolidated Net Income, the aggregate amount of expenses or losses incurred by Holdings, the Borrower or any Subsidiary relating to business interruption to the extent covered by insurance and (x) actually reimbursed or otherwise paid to Holdings, the Borrower or such Subsidiary or (y) so long as such amount for any calculation period is reasonably expected to be

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received by Holdings, the Borrower or such Subsidiary in a subsequent calculation period and within one year of the date of the underlying loss (provided that (A) if not so reimbursed or received by Holdings, the Borrower or such Subsidiary within such 365 day period, such expenses or losses shall be subtracted from Consolidated EBITDA in the subsequent calculation period or (B) if reimbursed or received by Holdings, the Borrower or such Subsidiary in a subsequent period, (1) such amount shall not be permitted to be added back in determining Consolidated EBITDA for such subsequent period and (2) Consolidated EBITDA shall be decreased for such subsequent period by an amount, if any, by which such reimbursement is less than the accrued amounts added back pursuant to this clause); plus
(xxi)losses, charges and expenses attributable to (x) asset sales or other dispositions or the repurchase, redemption, sale or disposition of any equity interests of any Person other than in the ordinary course of business and (y) repurchases or redemptions of any equity interests of Holdings from existing or former directors, officers or employees of Holdings, the Borrower or their Subsidiaries, their estates, beneficiaries under their estates, transferees, spouses or former spouses; provided that the aggregate amount of all expenses attributable to dispositions of inventory pursuant to this clause (xxi), together with the aggregate amount pursuant to clause (v) above, the aggregate amount pursuant to clause (xii) above and all other adjustments expressly subject to the Subject Adjustment Cap, shall not exceed the Subject Adjustment Cap; plus
(xxii)payments to employees, directors or officers of Holdings, the Borrower and its Subsidiaries paid in connection with dividends that are otherwise permitted hereunder to the extent such payments are not made in lieu of, or as a substitution for, ordinary salary or ordinary payroll payments; plus
(xxiii)the aggregate amount of all other non-cash items otherwise reducing Consolidated Net Income other than (x) non-cash items that represent a cash item in such period or any future period (or an accrual or reserve for potential cash items in any future period) and (y) non-cash items that consist of a write-down or write-off of current assets; plus
(xxiv)unamortized fees, costs and expenses paid in cash in connection with the repayment of Indebtedness of Holdings or its Subsidiaries to persons that are not Affiliates of Holdings or any of its Subsidiaries;
(b)[reserved];
(c)increased (without duplication) by the amount of any Specified Equity Contribution solely for purposes of determining compliance with the Financial ~~Covenant~~Covenants;
(d)[reserved];
(e)decreased (without duplication) to the extent included in determining Consolidated Net Income for such period, by non-cash gains increasing Consolidated Net

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Income of such Person for such period, but excluding (x) any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (y) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (e) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein;
(f)decreased (without duplication) by non-cash gains related to hedging obligations;
(g)decreased (without duplication) by non-cash gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities;
(h)decreased (without duplication) by gains attributable to (x) asset sales or other dispositions or the repurchase, redemption, sale or disposition of any equity interests of any Person other than in the ordinary course of business and (y) repurchases or redemptions of any equity interests of Holdings from existing or former directors, officers or employees of Holdings, the Borrower or their Subsidiaries, their estates, beneficiaries under their estates, transferees, spouses or former spouses; and
(i)decreased (without duplication) by any gains (whether cash or non-cash) resulting from the early termination or extinguishment of Indebtedness.

For the avoidance of doubt, Consolidated EBITDA shall be determined on a Pro Forma Basis, and there shall be included in determining Consolidated EBITDA for any period, without duplication, on a Pro Forma Basis, the Acquired EBITDA of any Person, all or substantially all of the assets of a Person, or any business unit, line of business or division of any Person acquired by any Credit Party or any Subsidiary of a Credit Party during such period (but not the acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by any Credit Party or any Subsidiary of a Credit Party during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) based on the actual and audited (if available) acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) (“Acquired EBITDA”).

Unless the context shall otherwise require, references herein to Consolidated EBITDA shall be to Consolidated EBITDA of Holdings.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes the Fiscal Quarters ended January 3, 2021, April 4, 2021, July 4, 2021 or October 3, 2021, Consolidated EBITDA for such Fiscal Quarter shall be $(98,000), $5,390,000, $17,774,000 and $11,885,000, respectively, subject to adjustments pursuant to clause (a)(xii) above for events and transactions not otherwise reflected in the foregoing amounts.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the  ratio of (a) (i) Consolidated EBITDA, less (ii) the aggregate amount of all Consolidated Capital Expenditures for the most recently completed period of four consecutive fiscal quarters (other than those financed with long term indebtedness (other than revolving indebtedness)), less (iii) the aggregate amount

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of federal, state, local and foreign income taxes paid in cash and Permitted Tax Distributions, in each case, for the most recently completed period of four consecutive fiscal quarters, less (iv) Restricted Payments paid in cash under Section 7.07(b) or Section 7.07(n) during the most recently completed period of four consecutive fiscal quarters to (b) the sum of (i) Consolidated Interest Expense to the extent paid in cash, plus (ii) Consolidated Scheduled Funded Debt Payments. Unless the context shall otherwise require, references herein to the Consolidated Fixed Charge Coverage Ratio shall be to the Consolidated Fixed Charge Coverage Ratio of Holdings.

“Consolidated Interest Expense” means, with respect to any Person for any period, the consolidated interest expense of such Person and its Subsidiaries for such period, determined in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by such Person and its Subsidiaries pursuant to interest rate swap obligations with respect to Indebtedness.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication (including for purposes of determining Consolidated EBITDA),

(a)non-cash extraordinary, non-recurring or unusual gains, losses, charges or expenses shall be excluded,
(b)the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded to the extent not otherwise reflected in a change to the Financial ~~Covenant~~Covenants,
(c)net income for such period of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that Holdings equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income,
(d)the net income for such period of any Person that is not a Subsidiary, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid to Holdings or a Subsidiary thereof from a Person that is not such a Subsidiary in respect of such period (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in clause (c) of this proviso),
(e)[reserved],
(f)[reserved], and
(g)any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or

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regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded.

For the avoidance of doubt, Consolidated Net Income shall be calculated on a Pro Forma Basis.  Unless the context shall otherwise require, references to Consolidated Net Income herein shall mean Consolidated Net Income of Holdings.

“Consolidated Scheduled Funded Debt Payments” means, for any period of four consecutive fiscal quarters of Holdings, the sum of all scheduled principal payments in respect of Consolidated Total Debt due and payable in cash during such period.  The amount of Consolidated Scheduled Funded Debt Payments for any period shall be determined without giving effect to any reduction of scheduled payments of principal resulting from the application of any voluntary prepayments made during the applicable period.

“Consolidated Total Assets” means, as of any date of determination, the total property and assets of Holdings and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Holdings and its Subsidiaries most recently delivered (or required to be delivered) pursuant to Section 6.01(a) or (b), as applicable (on a Pro Forma Basis after giving effect to any Permitted Acquisitions or any other Investments or Dispositions permitted hereunder or by the other Loan Documents).

“Consolidated Total Debt” means, with respect to any Person as of any date, the aggregate outstanding principal amount of all Indebtedness of such Person of a type described in clause (a), (b), (c) (solely to the extent of amounts that are drawn but not reimbursed), (f) and (g) of the definition of Indebtedness and all Guarantees with respect to any such Indebtedness, in each case of such Person and its Subsidiaries on a consolidated basis.  For the avoidance of doubt, Consolidated Total Debt shall exclude the undrawn portion of the Revolving Commitments hereunder.

“Consolidated Total Leverage Ratio” means, with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person as of such date, less an amount equal to the lesser of (i) the aggregate amount of Unrestricted Cash and Cash Equivalents of such Person as of such date and (ii) $5,000,000 to (b) Consolidated EBITDA for such Person for the last period of four consecutive fiscal quarters ending on or before such date. Unless the context shall otherwise require, references herein to the Consolidated Total Leverage Ratio shall be to the Consolidated Total Leverage Ratio of Holdings.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Covered Entity” means any of the following:  (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Parties” means, collectively, the Borrower and each Guarantor.

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“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or circumstance that constitutes an Event of Default or that, with the passing of time or the giving of notice or both pursuant to Article VIII hereof, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive

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and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” means the sale, lease, conveyance or other disposition of Property, including, without limitation, any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any or any rights and claims associated therewith.

“Disqualified Stock” means any Stock that is not Qualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means all Laws and Permits imposing liability or standards of conduct for or relating to the regulation and protection of the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party, whether on, prior or after the date hereof.

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“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b) or (c) of the Code, or, solely with respect to Section 412 of the Code, Section 414 (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(c) of ERISA (unless the 30-day notice requirement has been duly waived under the applicable regulations) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the receipt by any Credit Party of notice from the Multiemployer Plan of the Multiemployer Plan’s filing of a notice of insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan under Section 4041(c) of ERISA; (f) the institution of proceedings to terminate a Title IV Plan by the PBGC or the receipt by any Credit Party of notice of the institution of proceedings to terminate a Multiemployer Plan by the PBGC; (g) the failure of a Credit Party or ERISA Affiliate to make any required contribution to any Title IV Plan or Multiemployer Plan when due and (h) the occurrence of any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or the receipt by any Credit Party of a notice of the occurrence of any such event with respect to a Multiemployer Plan or for the imposition of any material liability upon any Credit Party with respect to a Title IV Plan under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property by a Governmental Authority or pursuant to applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” means (a)(i) any fee-owned real property and all leasehold, subleasehold and other similar interests in real property (with no requirement to obtain leasehold mortgages, landlord waivers, consents, estoppels, or collateral access letters), (ii) (x) motor vehicles and other assets subject to certificates of title and (y) letter of credit rights (other than those that constitute supporting obligations as to included Collateral and/or to the extent that perfection can be accomplished through the filing of a UCC financing statement) and commercial tort claims with a value of less than $2,000,000, (iii) pledges and security interests currently prohibited by applicable law, rule or regulation (to the extent such law, rule or regulation is effective under applicable anti-assignment provisions of the UCC), other than proceeds and receivables thereof; (iv) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement, in each case in existence on the Closing Date or upon the Acquisition of the relevant Subsidiary party thereto, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, the assignment of

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which is expressly deemed effective under the UCC notwithstanding such prohibition, and other than proceeds and receivables thereof, (v) any governmental licenses or state or local franchises, charters and authorizations to the extent creation of a security interest thereon is prohibited or restricted thereby (after giving effect to the applicable anti-assignment provision of the UCC) (but not proceeds of the foregoing), for so long as the applicable franchise, charter, or authorization prohibits the creation of a security interest therein, (vi) any United States intent-to-use application for registration of a Trademark, prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration that issues therefrom under applicable federal Law; (vii) those assets as to which the Administrative Agent and the Borrower reasonably agree (1) a security interest over which could reasonably be expected to result in material adverse Tax consequences or (2) that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; and (viii) any non-U.S. assets or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required), other than in respect of any Intellectual Property owned by a Credit Party and registered in any non-U.S. jurisdiction, to the extent not constituting an Excluded Asset pursuant to clause (vi) or (vii) above; provided, however, that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets under the definition thereof).

“Excluded Equity Issuance” means an issuance of Stock or Stock Equivalents (other than Disqualified Stock) by a Credit Party (excluding (x) Specified Equity Contributions and (y) issuances of Stock or Stock Equivalents by a Credit Party to another Credit Party).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to

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such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above)  and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means, collectively, (a) the letter agreement, dated as of September 30, 2021, between the Borrower and Bank of America (the “Closing Date Fee Letter”) and (b) the First Amendment Fee Letter.

“Financial ~~Covenant~~Covenants” means the financial ~~covenant~~covenants set forth in Section 7.16.

“First Amendment Effective Date” means July 22, 2024.

“First Amendment Fee Letter” means the letter agreement, dated as of the First Amendment Effective Date, between the Borrower and Bank of America.

“Fiscal Quarter” means any of the quarterly accounting periods of Holdings and its Subsidiaries ending on or about March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Holdings and its Subsidiaries ending on or about December 31 of each year.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

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“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantors” means, collectively, (a) Holdings, (b) the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.13 and (c) with respect to Additional Secured Obligations owing by any Credit Party or any of its Subsidiaries and any Swap Obligation of a Specified Credit Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower.

“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.13.

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“Hazardous Material” means any substance, material or waste that is classified or regulated under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning, including without limitation, petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Articles VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Articles VI or VII, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Immaterial Subsidiary” means, as of any date, any Subsidiary that (a) did not, as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered, have assets with a value in excess of 2.5% of the Consolidated Total Assets or revenues representing in excess of 2.5% of total revenues of Holdings and its Subsidiaries for the period of four consecutive fiscal quarters for which financial statements have been delivered, calculated on a consolidated basis in accordance with GAAP; and (b) taken together with all Immaterial Subsidiaries as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered, did not have assets with a value in excess of 5.0% of Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of Holdings and its Subsidiaries on a consolidated basis for such four-quarter period.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations with respect to amounts funded under (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in the case of each of (i) and (ii), not related to judgments or litigation or the purchase or sale of inventory in the ordinary course of business), (d) all obligations to pay the deferred purchase price of property or services (excluding any earn-out obligation until such obligation is due and unpaid for five (5) Business Days), other than trade payables and accrued liabilities incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property purchased by such Person, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; provided that the amount of such Indebtedness shall be the lesser of the unpaid principal amount of such Indebtedness and the fair market value of the relevant property, as determined in good faith by such Person, (f) all obligations under Capital Leases, (g) all obligations, whether or not contingent, to repay, mandatorily purchase, redeem, retire, or otherwise acquire for value (other than (x) in exchange for Stock and except as a result of a change of control, asset sale or other disposition or Event of Loss, (y) customary acceleration rights after an event of default so long as such acquisition is subject to the prior occurrence of the Facility Termination Date or (z) in respect of Stock or Stock Equivalents issued to any plan for the benefit of any employee, director, manager, consultant, or independent contractor of such Person or by any such plan to such employee, director, manager or consultant, required to be repurchased in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager, consultant or independent contractor) any of its own Stock or Stock Equivalents prior to

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the date that is 91 days following the Maturity Date as of the date of issuance of such Stock or Stock Equivalents, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, and (h) all Guarantees for obligations of any other Person constituting Indebtedness of such other Person of the type referred to in clauses (a) through (g) above (the amount of which shall be equal to the stated or determinable amount of the related primary obligation, or, if less, the portion thereof, in respect of which such Guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith); provided, however, that the items above shall constitute “Indebtedness” of such Person solely to the extent (including, without limitation, Swap Contracts) (x) such Person is liable for any part of any such item, or (y) any such item is secured by a Lien on such Person’s property. Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (w) obligations under any derivative transaction or hedging agreement, (x) operating leases, (y) customary obligations under employment agreements and deferred compensation or severance and (z) deferred revenue and deferred tax liabilities. Notwithstanding the foregoing, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments, deferred compensation, non-compete or consulting obligations to which the seller in an acquisition or investment may become entitled.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07(a).

“Initial Public Offering” means an underwritten initial public offering by Parent of its Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or in a firm commitment underwritten offering (or series of related offerings of securities to the public pursuant to a final prospectus) made pursuant to the Securities Act.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under any applicable U.S. federal, state or foreign law, including the Bankruptcy Code.

“Inspections” has the meaning ascribed thereto in Section 6.09.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan

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(including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period”  means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:

(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to internet domain names.

“Investment” has the meaning specified in Section 7.04.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered in accordance with the provisions of Section 6.13.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Revolving Commitment hereunder at such time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities,

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including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue Letters of Credit hereunder. The initial amount of the L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 1.01(b). The L/C Commitment of the L/C Issuer may be modified from time to time by agreement between the L/C Issuer and the Borrower, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“Lender Party” and “Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the L/C Issuer.

“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

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“Letter of Credit Fee” has the meaning specified in Section 2.03(l).

“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $~~7,500,000~~5,000,000 and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Liabilities” means all claims, actions, suits, judgments, damages, losses (other than lost profits), liability, obligations, fines, penalties, sanctions, charges, disbursements and reasonable out-of-pocket expenses (including without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants in connection therewith), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, and the interest of a lessor under a Capital Lease and any synthetic or other financing lease, in each case, having substantially the same economic effect as any of the foregoing), but, in each case, not including, with respect to the assets leased thereunder, the interest of a lessor under an operating lease.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) ~~the~~each Fee Letter, (e) each Issuer Document, (f) each Joinder Agreement, (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14, (h) each Compliance Certificate, (i) each Loan Notice and (j) all other agreements between or among the Administrative Agent or any Lender, on the one hand, and any Credit Party, on the other hand (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement) and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement and the Collateral Documents.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have, (a) a material adverse effect on the business, assets, financial condition or results of operations of Holdings, the Borrower and its Subsidiaries, taken as a whole, or (b) a material and adverse effect on the rights and remedies, taken as a whole, of the Lenders or the Administrative Agent under the Loan Documents.

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“Material Domestic Subsidiary” means each Domestic Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” means ~~November~~August 15, ~~2024~~2025; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, as to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise, including on account of an ERISA Affiliate.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Incurrence Proceeds” means, in respect of any incurrence of Indebtedness, the cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such incurrence), received from such incurrence, net of attorneys’ fees, investment banking and advisory fees, accountants’ fees, underwriting discounts and commissions and other fees, costs and expenses paid or incurred in connection therewith (including any swap breakage costs and other termination costs related to swap and hedging agreements and any other fees and expenses actually incurred in connection therewith) in favor of any Person that is not a Credit Party or a Subsidiary of a Credit Party, in each case, as determined in good faith by the Borrower.

“Net Issuance Proceeds” means, in respect of any issuance of equity or incurrence of Indebtedness, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts or arrangement or other similar fees and out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Credit Party or Subsidiary of a Credit Party making a Disposition, net of the sum of, without duplication: (i) the direct costs relating to such Disposition (including, without limitation, attorneys’ fees, accountants’ fees and investment banking and advisory fees and other fees and expenses incurred in connection with such Disposition), in each case excluding amounts payable to a Credit Party or any Subsidiary of a Credit Party, (ii) Taxes (including, without limitation, sale, transfer, use or other transaction Taxes and deed or mortgage recording Taxes) paid or reasonably estimated to be payable as a direct result thereof, and the amount of any distributions made to permit any direct or indirect parent entity of such Credit Party or Subsidiary to pay Taxes attributable to such Disposition, (iii) principal, interest and premiums and penalties and other amounts required to be paid on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, (iv) [reserved], and (v) the amount of any reserve established in accordance with GAAP (provided that such reserved amounts shall be Net Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in a corresponding amount) of any such reserve).

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit F.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” means original issue discount.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or organization or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Parent” means Lulu’s Fashion Lounge Holdings, Inc.

“Parent Intercompany Advances” means loans and advances made to any direct or indirect parent of the Borrower.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” has the meaning specified in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case to the extent having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means (i) any Acquisition by a Credit Party (other than Holdings) or a Subsidiary of a Credit Party of (A) substantially all of the assets of a Target or (B) 100% of the Stock and Stock Equivalents of a Target (including Acquisitions by merger), or (ii) any merger or consolidation or any other combination with any Person in a transaction in which the surviving Person is the Borrower or is or becomes a Wholly-Owned Domestic Subsidiary of the Borrower, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)after giving effect to such Permitted Acquisition, the Borrower and its Subsidiaries shall be engaged in a business of the type that they are permitted to be engaged in pursuant to Section 7.08 of this Agreement;

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(b)absent the consent of Required Lenders, no Event of Default shall then exist or would exist before and after giving effect to such Acquisition and any Indebtedness assumed or incurred in connection therewith;
(c)[reserved];
(d)the Borrower and its Subsidiaries (including any new Subsidiary) shall execute and deliver any agreements, instruments and other documents required by Section 6.13 or by any of the Collateral Documents, to the extent and when required by the terms thereof;
(e)(i) the Target of such Permitted Acquisition shall be organized under the laws of the United States or any state thereof, (ii) any Person acquired pursuant to such Permitted Acquisition shall become a Credit Party and (iii) any assets acquired pursuant to such Permitted Acquisition shall be owned by a Credit Party (including by any Person who becomes a Credit Party in connection with such transaction);
(f)such Permitted Acquisition shall not be “hostile” (i.e., the management and board of directors of the Target shall not have publicly opposed such Permitted Acquisition);
(g)after giving effect to the consummation of such Permitted Acquisition, the aggregate amount of Unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries, together with the aggregate amount available to be drawn under the Revolving Commitments, shall be no less than $5,000,000;
(h)the Target of such Permitted Acquisition shall not have had negative Consolidated EBITDA for the most recently ended period of four fiscal quarters for which financial statements of the Target are available prior to such transaction;
(i)the Borrower shall deliver to the Administrative Agent and the Lenders a reasonably detailed summary of the results of its and its advisors’ due diligence with respect to the Target or assets acquired pursuant to such Permitted Acquisition; and
(j)the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial ~~Covenant~~Covenants, recomputed as of the last day of the most recently ended period of four Fiscal Quarters for which financial statements have been delivered or were required to have been delivered hereunder.

“Permitted Holders” means (a) HIG Capital, LLC and funds or partnerships (other than portfolio companies) managed by it or any of its Affiliates, (b) the management of Holdings and the Borrower that are co-investors in Holdings (or any direct or indirect parent thereof) as of the Closing Date, (c) Canadian Pension Plan Investment Board and (d) Institutional Venture Partners XV, L.P., Institutional Venture Partners XV Executive Fund, L.P. and Institutional Venture Partners XVI, L.P.

“Permitted Liens” has the meaning set forth in Section 7.01.

“Permitted Refinancing” means Indebtedness constituting a refinancing, refunding, extension, modification, renewal, replacement or extension of Indebtedness permitted under Section 7.05 (other than Section 7.05(a)) (for the avoidance of doubt, including any refinancing, refunding, extension, modification, renewal, replacement or extension of any Permitted Refinancing), that (a) has an aggregate outstanding principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Indebtedness being refinanced, extended, renewed, replaced, except

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any amount equal to accrued and unpaid interest, premium, penalty thereon, plus OID and upfront fees plus other fees and expenses, (b) has a weighted average maturity (measured as of the date of such refinancing, refunding, extension, modification, renewal, replacement or extension) and maturity no shorter than that of the Indebtedness being refinanced, refunded, extended, modified, renewed or replaced (excluding the effects of minimal amortization and any voluntary prepayments of Indebtedness), (c) is not secured by a Lien on any assets other than the collateral securing (or assets that would secure pursuant to an after-acquired property clause) the Indebtedness being refinanced, refunded, modified, extended, renewed or extended, and (d) the obligors of which are the same as the obligors of the Indebtedness being refinanced, refunded, replaced, modified, renewed or extended.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02(i).

“Pledged Equity” has the meaning specified in the Security Agreement.

“Pro Forma” or “Pro Forma Basis” means, with respect to compliance with the Financial ~~Covenant~~Covenants or any financial covenant or test hereunder that is by the terms hereof required to be calculated on a “Pro Forma Basis”, that all Pro Forma Events (excluding any dispositions in the ordinary course of business) shall be deemed to have occurred as of the first day of the applicable period of measurement of such test or covenant and shall be determined subject to pro forma adjustments which are attributable to such event or events (which, in the case of pro forma adjustments to Consolidated EBITDA, (x) shall be limited to pro forma adjustments consistent with add backs permitted in computing Consolidated EBITDA, (y) shall not be duplicative of amounts added back in computing Consolidated EBITDA and (z) shall be included in, and subject to, any applicable caps on amounts added back in computing Consolidated EBITDA).

“Pro Forma Event” means (a) [reserved], (b) any Permitted Acquisition or similar Investment that is otherwise permitted by this Agreement, (c) [reserved], (d) any Disposition, (e) any disposition of all or substantially all of the assets or all the equity interests of any Subsidiary of Holdings (or any business unit, line of business or division of Holdings or any of the Subsidiaries of Holdings for which financial statements are available) not prohibited by this Agreement, (f) discontinued divisions or lines of business or operations, (g) any other similar events occurring or transactions consummated during the period (including any Indebtedness incurred, repaid or assumed in connection with such Permitted Acquisition, Investment or Disposition) or (h) the Transactions.

“Projections” means the financial performance projections delivered by the Borrower to the Administrative Agent on or prior to the Closing Date.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

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“Public Lender” has the meaning specified in Section 6.02(i).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Stock” means Stock that does not provide for required cash distributions or dividends or mandatory redemptions (other than (x) in exchange for other Qualified Stock or (y) as a result of a change of control event or asset sale or other disposition, Event of Loss and customary acceleration rights after an event of default, so long as any rights of the holders thereof to require the redemption thereof upon the occurrence of such a change of control event or asset sale or other disposition or Event of Loss are subject to the prior occurrence of the Facility Termination Date) prior to the 91st day following the Maturity Date as of the date of issuance of such Qualified Stock; provided that if such Stock is issued to any plan for the benefit of any employee, director, manager, consultant, or independent contractor of such Person or by any such plan to such employee, director, manager or consultant, such Stock shall not fail to constitute Qualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager, consultant or independent contractors.

“Real Estate” means any real property owned, leased or subleased by any Credit Party or any Subsidiary of any Credit Party.

“Recipient” means the Administrative Agent, any Lender, or the L/C Issuer.

“Reference Date” has the meaning ascribed thereto in the definition of Available Amount.

“Register” has the meaning specified in Section 11.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required under applicable Law to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

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“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, (a) at any time that there are two (2) or fewer unaffiliated Lenders, all Lenders and (b) at any time that there are more than two (2) unaffiliated Lenders, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the L/C Issuer, as the case may be, in making such determination.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning set forth in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Credit Party, solely for purposes of the delivery of certificates pursuant to Section 4.01(b), the secretary or any assistant secretary of a Credit Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” has the meaning specified in Section 7.07.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitments of all of the Lenders ~~on the Closing~~as of the First Amendment Effective Date shall be $~~50,000,000~~15,000,000.

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“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between the any Credit Party and any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract required by or not prohibited under Article VI or VII between any Credit Party and any of its Subsidiaries and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit G.

“Securities Act” means Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Credit Parties.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” ~~with respect to Daily Simple SOFR,~~ means ~~0.26161~~0.10% (~~26.161~~10 basis points)~~; and with respect to Term SOFR means, 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three-month’s duration, 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration, and 0.71513% (71.513 basis points) for an Interest Period of twelve–months’ duration.~~.

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“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Specified Credit Party” means any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Specified Equity Contributions” has the meaning ascribed thereto in Section 8.04.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subject Adjustment Cap” ~~has the meaning ascribed thereto in the definition of “~~means, (a) for any period ending on or prior to March 31, 2025, the greater of (i) $3,000,000 and (ii) 35% of Consolidated EBITDA~~”.~~ for such period prior to giving effect to all adjustments expressly subject to the Subject Adjustment Cap for the applicable period and (b) for ending any period thereafter, 35% of Consolidated EBITDA for such period prior to giving effect to all adjustments expressly subject to the Subject Adjustment Cap for the applicable period.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person. Unless otherwise specified, any reference in this Agreement to a Subsidiary or Subsidiaries shall be a reference to a Subsidiary or Subsidiaries of Holdings.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.21.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Commitment” means, as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 1.01(b) hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swing Line Commitment after the Closing Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $0 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Target” means any Person or business unit or asset group of any Person acquired or proposed to be acquired in an Acquisition after the Closing Date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

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provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than 0.00%, the Term SOFR shall be deemed 0.00% for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Total Consideration” means (without duplication), with respect to a Permitted Acquisition, the sum of (a) cash paid as consideration to the seller in connection with such Permitted Acquisition, (b) indebtedness payable to the seller in connection with such Permitted Acquisition (excluding earn-out payments), (c) the present value of future payments which are required to be made over a period of time and are not contingent upon Holdings or any of its Subsidiaries meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), and (d) the amount of indebtedness assumed in connection with such Permitted Acquisition minus (e) the aggregate principal amount of equity contributions made to Holdings the proceeds of which are used substantially contemporaneously with such contribution to fund all or a portion of the cash purchase price (including deferred payments) of such Permitted Acquisition and (f) any cash and Cash Equivalents on the balance sheet of the Target (immediately prior to its acquisition) acquired as part of the applicable Permitted Acquisition (to the extent such Target becomes a Credit Party and complies with the requirements of Section 7.08); provided that Total Consideration shall not include any consideration or payment paid by Holdings or its Subsidiaries directly in the form of equity interests of Holdings or the entity consummating an initial public offering (other than Disqualified Stock).

“Total Credit Exposure” means, as to any Lender at any time, the unused Revolving Commitments and Revolving Exposure of such Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations.

“Transactions” means, collectively, (a) the entering into the Loan Documents by the Credit Parties, the Borrowings hereunder on the Closing Date and the application of the proceeds thereof as contemplated hereby, (b) the repayment in full of all existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.05) and the termination of all security interests related thereto, (c) the consummation of the Initial Public Offering and (d) the payment of the fees, premiums (if any), and expenses incurred in connection with the consummation of the foregoing.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

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“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(f).

“Unrestricted Cash and Cash Equivalents” means (a) any unrestricted cash and Cash Equivalents and (b) cash and Cash Equivalents that are restricted solely as a result of the Loan Documents.

“U.S. Government Securities Business Day” means any ~~Business Day, except any Business Day on which any of~~day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association~~, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.~~ recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Wholly-Owned Domestic Subsidiary” of a Person means any Domestic Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Domestic Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-

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In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest  comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of Holdings or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or

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requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Pro Forma Treatment. Each Pro Forma Event that is consummated during any period of four consecutive Fiscal Quarters shall, for purposes of determining compliance with the Financial ~~Covenant~~Covenants, be given Pro Forma effect as of the first day of such period of four consecutive Fiscal Quarters.
1.04Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein, the selection of rates, any related spread or adjustment or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in

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its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Article II

COMMITMENTS AND CREDIT EXTENSIONS
2.01Loans.

Revolving Borrowings. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Exposure of any Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the two Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a funding indemnity letter not less than two Business Days prior to the date of such Revolving Borrowing.

2.02Borrowings, Conversions and Continuations of Loans.
(a)Notice of Borrowing.  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 noon (A) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (B) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 12:00 noon, three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested

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Interest Period has been consented to by all the Lenders and the Administrative Agent.  Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (I) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (II) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (III) the principal amount of Loans to be borrowed, converted or continued, (IV) the Type of Loans to be borrowed or to which existing Loans are to be converted and (V) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Term SOFR Loan.
(b)Advances. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Term SOFR Loans be converted immediately to Base Rate Loans.

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(d)Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.
(e)Interest Periods.  After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.
(f)Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
(g)Conforming Changes.  With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.03Letters of Credit.
(a)The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that the L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of the Borrower’s Subsidiaries in such form as is acceptable to the Administrative Agent and the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.
(i)To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to the Administrative Agent not later than 12:00 noon at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of

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issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(ii)If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that the L/C Issuer shall not (A) permit any such extension if (1) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date) or (2) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iii)If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated

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amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.
(c)Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (x) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed its L/C Commitment, (y) the aggregate L/C Obligations shall not exceed the L/C Sublimit and (z) the Revolving Exposure of any Lender shall not exceed its Revolving Commitment.
(i)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

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(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;
(D)any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(E)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(ii)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (ix) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and (x) the date that is five (5) Business Days prior to the Maturity Date.
(e)Participations.
(i)By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.
(ii)In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the

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Administrative Agent, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer not later than 2:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this Section 2.03), and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Lenders have made payments pursuant to this clause (e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse the L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
(iii)Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Revolving Commitment is amended as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement.
(iv)If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (e)(iv) shall be conclusive absent manifest error.

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(f)Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 1:00 p.m. on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 11:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Loans or Swing Line Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans or Swing Line Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof.  Promptly upon receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that Holdings or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

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(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
(h)Examination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(i)Liability. None of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when

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determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(i)the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iv)this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) the L/C Issuer declining to take-up documents and make payment, (1) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (2) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer.

(j)Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the

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decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(k)Benefits. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
(l)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Term SOFR Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any standby Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) payable on the first Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and (ii) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(m)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate specified in the Closing Date Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable no later than the tenth Business Day after the end of each March, June, September and December in the most recently- ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

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(n)Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement.

(o)(o)Interim Interest. If the L/C Issuer for any standby Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.08(b) shall apply. Interest accrued pursuant to this clause (o) shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.03 to reimburse the L/C Issuer shall be for account of such Lender to the extent of such payment.

(p)Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(m). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(q)Cash Collateralization.
(i)If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Obligations representing more than 50% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (q), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 103% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become

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immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 103% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
(ii)The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing more than 50% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(r)(r)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(s)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
2.04Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Borrower (each such loan, a

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“Swing Line Loan”). Each such Swing Line Loan may be made, subject to the terms and conditions set forth herein to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Commitments at such time and (B) the Revolving Exposure of any Lender at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures.

Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by: (ii) telephone or (iii) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (1) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan

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in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)Notwithstanding anything to the contrary in the foregoing, if for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i) (including, without limitation, the failure to satisfy the conditions set forth in Section 4.02), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c)(iii) shall be conclusive absent manifest error.

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(iv)Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender. the Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05Prepayments.
(a)Optional.

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(i)The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 12:00 noon (1) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, subject to Section 3.05, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit or debt facilities or other refinancing arrangements or other conditions, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of a Term SOFR Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.
(ii)The Borrower may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swing Line Lender, (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory.  If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Commitments at such time, the Borrower shall immediately prepay Revolving Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the

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Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless, after the prepayment of the Revolving Loans and Swing Line Loans, the Total Revolving Outstandings exceed the Aggregate Commitments at such time.  Prepayments made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Credit Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Lenders, as applicable.  Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
2.06Termination or Reduction of Revolving Commitments.
(a)Optional. The Borrower may, upon notice to the Administrative Agent, terminate (in whole or in part) the Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit. A notice of termination or reduction of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit or debt facilities or other refinancing arrangements or other conditions, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)Mandatory.
(i)~~(b) Mandatory.~~ If after giving effect to any reduction or termination of Revolving Commitments under Section 2.06(a), the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Aggregate Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

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(ii)The Revolving Commitments of all of the Lenders shall be automatically and permanently reduced to $10,000,000 on March 31, 2025.
(c)Application of Revolving Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Commitment under this Section 2.06. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of the amount of such reduction. All fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.
2.07Repayment of Loans.
(a)Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.
(b)Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date.
2.08Interest and Default Rate.
(a)Interest. Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable Borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)Default Rate.
(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

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(iii)Upon the request of the Required Lenders, while any Event of Default exists (including a payment default), all outstanding Obligations (including Letter of Credit Fees) may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09Fees.

In addition to certain fees described in clauses (l) and (m) of Section 2.03:

(a)Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.
(i)The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in ~~the~~any Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified (including in any Fee Letter). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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2.10Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11Evidence of Debt.
(a)Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable

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Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)
(i)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such

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payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swing Line Borrowings) shall be made from the Appropriate

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Lenders, each payment of fees under Section 2.09 and clauses (l) and (m) of Section 2.03 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Revolving Commitments shall be applied to the respective Revolving Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Revolving Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.
2.13Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swing Line Loans to any assignee

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or participant, other than an assignment to any Credit Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.14Cash Collateral.
(a)Obligation to Cash Collateralize. At any time there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, other than Liens permitted under Section 7.01(m), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly

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following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any

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amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

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(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their Revolving Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

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2.16Incremental Facilities.

The Borrower may from time to time, upon notice to the Administrative Agent (which shall promptly notify the Lenders), increase the Aggregate Commitments (each such increase, an “Incremental Facility”) by an agreement in writing entered into by the Credit Parties, the Administrative Agent and each Person (including any existing Lender) that agrees to provide a portion of such Incremental Facility (each an “Incremental Facility Amendment”); provided that:

(a)the aggregate principal amount of all such Incremental Facilities shall not exceed $~~25,000,000~~10,000,000;
(b)each Incremental Facility shall be in an aggregate principal amount of at least $~~10,000,000~~5,000,000 (or, if less, the remaining amount available under Section 2.16(a)) and integral multiples of $~~5,000,000~~2,500,000 in excess thereof;
(c)(i) no Event of Default shall exist on the effective date of such Incremental Facility or would exist after giving effect to such Incremental Facility and (ii) after giving effect on a Pro Forma Basis to any such Incremental Facility (assuming the full amount of any Incremental Facility is fully drawn), the Loan Parties would be in compliance with the Financial ~~Covenant~~Covenants, recomputed as of the last day of the most recently ended period of four Fiscal Quarters for which financial statements have been delivered or were required to have been delivered hereunder;
(d)no existing Lender shall be under any obligation to provide any portion of an Incremental Facility and any such decision whether to provide any portion of an Incremental Facility shall be in such Lender's sole and absolute discretion;
(e)each Person providing any portion of an Incremental Facility shall qualify as an Eligible Assignee;
(f)the representations and warranties of the Borrower and each other Credit Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Incremental Facility and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Incremental Facility, and except that for purposes of this clause (f), the representations and warranties contained in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
(g)the Borrower shall deliver to the Administrative Agent the following, in each case in form and substance reasonably satisfactory to the Administrative Agent:
(i)a certificate of each Credit Party dated as of the date of such Incremental Facility signed by a Responsible Officer of such Credit Party (A) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Credit Party approving such Incremental Facility and (B)

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in the case of the Borrower, certifying to the matters set forth in clauses (c) and (f); and
(ii)opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender (including each Person providing an commitment in respect of such Incremental Facility), dated as of the effective date of such Incremental Facility; and
(h)each Incremental Facility shall have the same terms (including interest rate and interest rate margins but excluding upfront fees payable solely to the Lenders providing such Incremental Facility) applicable to the Revolving Loans;
(i)if any Revolving Loans are outstanding on the date of such Incremental Facility, (x) each Lender providing such Incremental Facility shall make Revolving Loans, the proceeds of which shall be applied by the Administrative Agent to prepay Revolving Loans of the existing Lenders, in an amount necessary such that after giving effect thereto the outstanding Revolving Loans are held ratably among all of the Lenders and (y) the Borrower shall pay an amount required pursuant to Section 3.05 as a result of any such prepayment of Revolving Loans of existing Lenders; and
(j)the existing Lenders shall on the effective date of such Incremental Facility be deemed to have made such assignments (which assignments shall not be subject to the requirements set forth in Section 11.06(b)) of the outstanding participation interests in Letters of Credit and Swing Line Loans to the Lenders providing such Incremental Facility and the Administrative Agent may make such adjustments to the Register as are necessary so that, after giving effect to such assignments and adjustments, each Lender (including the Lenders providing such Incremental Facility) will hold participation interests in Letters of Credit and Swing Line Loans equal to its pro rata share thereof.

The commitments to and credit extensions under each Incremental Facility shall constitute Revolving Commitments and Credit Extensions under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.  The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, each Incremental Facility Amendment to the extent the Administrative Agent and the Credit Parties deem necessary in order to establish the applicable Incremental Facility and to effect such other changes agreed by the Credit Parties and the Persons providing such Incremental Facility and approved by the Administrative Agent.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “Law” includes FATCA and the term “Lender” includes any L/C Issuer.

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(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Tax Indemnifications.
(i)Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (B) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such

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payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d)(ii).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such

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number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W–8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W–8ECI, IRS Form W–8BEN–E (or W–8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I–2 or Exhibit I–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I–4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement

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(and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.

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Notwithstanding anything to the contrary in this clause (g), in no event will the applicable Recipient be required to pay any amount to such Credit Party pursuant to this clause (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(h)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be

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conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a ~~Committed~~ Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month  interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans,

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or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such  interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate).

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark~~, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated~~.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”.  Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

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Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the

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Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)[Reserved].
(e)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

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(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the relevant Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

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3.07Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

Article IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Credit Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, and (iii) counterparts of the Security Agreement, executed by a Responsible Officer of the applicable Credit Parties and a duly authorized officer of each other Person party thereto, as applicable.
(b)Officer’s Certificate. The Administrative Agent shall have received an officer’s certificate dated the Closing Date, certifying as to the Organization Documents of each Credit Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Credit Party, the good standing, existence or its equivalent of each Credit Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Credit Party.
(c)Legal Opinions of Counsel. The Administrative Agent shall have received an opinion of counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.
(a)Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:
(i)(A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien and judgment searches;
(ii)searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by

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the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;
(iii)completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(iv)stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank, in each case, to the extent such Pledged Equity is certificated; and
(v)subject to Section 6.18, to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral.
(d)Evidence of Insurance.  The Administrative Agent shall have received certificates of insurance evidencing liability and property insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent.
(e)Existing Indebtedness of the Credit Parties. All of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.05) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.
(f)Successful IPO. The Administrative Agent shall have received evidence satisfactory to it of the substantially concurrent consummation of an Initial Public Offering resulting in gross cash proceeds to Parent of at least $85 million
(g)Maximum Amount of Borrowings on the Closing Date.  The aggregate principal amount of all Borrowings by the Borrower on the Closing Date shall not exceed $25 million.
(h)Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Credit Party.
(i)Fees.  Receipt by the Administrative Agent for the account of the Administrative Agent, the Arranger and the Lenders of any fees required under the Loan Documents to be paid on or before the Closing Date.

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(j)Attorney Costs.  The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent due under the Loan Documents and invoiced at least two (2) Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a)Representations and Warranties. The representations and warranties of the Borrower and each other Credit Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
(b)Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)Consolidated Asset Coverage Ratio.  After giving effect to such proposed Credit Extension on a Pro Forma Basis, the Consolidated Asset Coverage Ratio, determined on a consolidated basis for Holdings and its Subsidiaries, is at least 1.50:1.0, recalculated as of the last day of the most recently ended month for which financial statements are internally available to Holdings.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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Article V

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent and the Lenders, as of the Closing Date and as of the date of each Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans), that:

5.01Corporate Existence and Power.

Each Credit Party and each of their respective Subsidiaries:

(a)is a corporation, company, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing, in each case, under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;
(b)has the power and authority to (i) own its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party;
(c)is duly qualified as a foreign corporation, company, limited liability company, partnership or limited partnership, as applicable, and licensed and in good standing (to the extent such concept is applicable in the applicable jurisdiction), under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and
(d)is in compliance with all applicable Laws,

except, in each case referred to in clauses (a) (in the case of Persons other than Holdings and the Borrower), (b)(i), (c) and (d), to the extent that the failure to do so would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

5.02Corporate Authorization; No Contravention.

The execution, delivery and performance by each of the Credit Parties party hereto of this Agreement and by each Credit Party of any other Loan Document to which such Person is a party have been duly authorized by all necessary corporate action, and do not and will not:

(a)contravene the terms of any of that Person’s Organization Documents;
(b)conflict with or result in any material breach or contravention of any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject, except for conflicts, breaches or contraventions that would not reasonably be expected to result in a Material Adverse Effect;
(c)result in the creation or imposition of any Lien on any property of any Credit Party, except Liens created by the Loan Documents and Permitted Liens; or

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(d)violate any applicable Laws, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect.
5.03Governmental Authorization.

No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party party to this Agreement, any other Loan Document to which such Credit Party is a party except for (a) recordings, registrations and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date and that remain in full force and effect, (c) those required in the ordinary course of business, and (d) those which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

5.04Binding Effect.

This Agreement and each other Loan Document to which any Credit Party is a party, when executed and delivered by such Credit Party, will constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05Litigation.

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Credit Party, threatened in writing against or affecting any Credit Party, any Subsidiary of any Credit Party or any of their respective businesses, properties or rights that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.06No Default.

No Default or Event of Default is continuing or would result immediately thereafter from the incurring of any Obligations by any Credit Party or the grant or perfection of the Administrative Agent’s Liens on the Collateral.

5.07ERISA Compliance.

Except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Law, (b) there are no existing or, to the knowledge of any Credit Party, pending (or threatened in writing) claims (other than routine claims for benefits in the normal course), actions, lawsuits or proceedings or investigations by any Governmental Authority involving any Benefit Plan to which any Credit Party incurs or otherwise has or would reasonably be expected to have an obligation or any Liability, and (c) no ERISA Event has occurred or is reasonably expected to occur in connection with which any liabilities (contingent or otherwise) of a Credit Party remain outstanding.

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5.08Use of Proceeds; Margin Regulations.

The proceeds of the Loans shall be used solely for the purposes permitted by Section 6.10. No Credit Party and no Subsidiary of any Credit Party is engaged, either principally or in the ordinary course of its business, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds from the Loans have been or will be used directly for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock, or for any other purpose which would cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U or X of the Federal Reserve Board, in each case in violation of such Regulation U or X.

5.09Ownership of Property; Liens.

Each of the Credit Parties and each of their respective Subsidiaries is the lawful owner of, has good title to or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed), in each instance, (a) material to their respective businesses and necessary for the ordinary conduct of their respective businesses and (b) subject to no Liens, other than Permitted Liens; except to the extent that the failure to have such title, possession or interest would not reasonably be expected to result in a Material Adverse Effect; provided, however, that the representations and warranties in this Section 5.09 shall not apply to Intellectual Property, the treatment of which is separately handled in Section 5.16.

5.10Taxes.

All federal and other material Tax returns required to be filed by or on behalf of each Credit Party have been timely filed. All Taxes, assessments and other governmental charges payable by or on behalf of or required to be withheld and paid over by or on behalf of each Credit Party have been paid (other than Taxes, assessments and other governmental charges which are not delinquent), except (a) those that are being contested in good faith and by proper legal proceedings and as to which appropriate reserves have been provided for in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.11Financial Condition.
(a)Each of (i) the audited consolidated balance sheet of Holdings and its Subsidiaries dated January 3, 2021, and the related audited consolidated statements of income or operations, members’ equity and cash flows for the Fiscal Year ended on or about that date (the “Audited Financial Statements”) and (ii) subject to the absence of footnote disclosure and year-end audit adjustments, the unaudited interim consolidated balance sheets of Holdings and its Subsidiaries for the Fiscal Quarter ended on or about June 30, 2021 and the related unaudited consolidated statements of income and cash flows for such fiscal quarter then ended, copies of which have already been provided to the Administrative Agent, present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates indicated and for the periods indicated.
(b)[Reserved].
(c)Since January 3, 2021, there has been no event or condition that has had, or that would reasonably be expected to have, a Material Adverse Effect.

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(d)All financial performance projections delivered to the Administrative Agent, including the Projections, have been prepared in good faith and are based on assumptions believed by the Borrower to be reasonable in light of current market conditions at the time of preparation thereof (it being understood and agreed by the Administrative Agent and Lenders that projections are not to be viewed as facts or a guarantee of financial performance, are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that the actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material).
5.12Environmental Matters.

Except as would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and, to the knowledge of the Responsible Officers of the Credit Parties, no Real Estate currently or previously owned, leased, subleased or operated by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened in writing) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such Property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate owned or leased by such Credit Party, (e) all Real Estate currently (or, to the knowledge of any Credit Party, previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law by any Credit Party or Subsidiary of a Credit Party, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.

5.13Regulated Entities.

Neither any Credit Party nor any Subsidiary of any Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.

5.14[Reserved].
5.15Labor Relations.

There are no strikes, work stoppages, slowdowns or lockouts existing or, to the knowledge of any Credit Party, pending (or threatened in writing) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, (a) there is no collective bargaining or similar agreement

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with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) to the knowledge of any Credit Party, no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) to the knowledge of any Credit Party, no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

5.16Intellectual Property.

Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all material Intellectual Property necessary to conduct its business as currently conducted. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party do not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person is non-frivolously contesting any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any material Intellectual Property necessary to conduct its business as currently conducted.

5.17Brokers’ Fees; Transaction Fees.

Except as previously disclosed in writing by the Borrower to the Administrative Agent, and except for fees payable to the Administrative Agent and Lenders, none of the Credit Parties nor any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the Loan Documents.

5.18Insurance.

Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are required by Section 6.06. As of the Closing Date, a true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to the Administrative Agent.

5.19Subsidiaries; Loan Parties.
(a)Subsidiaries. Set forth on Schedule 5.19(a), is the following information which is true and complete in all respects as of the Closing Date: (i) a complete and accurate list of all Subsidiaries as of the Closing Date, (ii) the number of shares of each class of Stock in each Subsidiary outstanding, (iii) the number and percentage of outstanding shares of each class of Stock owned by the Credit Parties and their Subsidiaries and (iv) the class or nature of such Stock (i.e., voting, non-voting, preferred, etc.). The outstanding Stock in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens (other than Permitted Liens arising by operation of law). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Stock of any Credit Party or any Subsidiary thereof, except as contemplated in connection with the Loan Documents.
(b)Credit Parties. Set forth on Schedule 5.19(b) is a complete and accurate list of all Credit Parties, showing as of the Closing Date (as to each Credit Party) (i) the exact legal name, (ii) any former legal names of such Credit Party in the five years prior to the

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Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the address of its chief executive office, (vi) U.S. federal taxpayer identification number; and (vii) the organization identification number.
5.20Collateral Representations.
(a)Collateral Documents. The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Security Agreement) is delivered to the Administrative Agent, the Lien created under the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Credit Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens arising by operation of law, and (ii) when the financing statements in appropriate form are filed in the offices specified in the Security Agreement, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Collateral described in such statements (other than Copyrights and Collateral requiring perfection by control under the UCC), in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.
(b)Intellectual Property.  Set forth on Schedule 5.20, as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each of the Credit Parties or that each of the Credit Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Administrative Agent).
5.21[Reserved].
5.22Status of Holdings.

Holdings has not engaged in any business activities and does not own any Property other than as permitted under Section 6.16.

5.23Full Disclosure.
(a)All written information (other than projections, other forward-looking information and general economic or industry-specific information) furnished by or on behalf of any Credit Party to the Administrative Agent and the Lenders in connection with the Loan Documents, when taken as a whole, when furnished, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time). All projections that are part of such information (including those set forth in any projections delivered subsequent to the Closing Date) have been prepared in

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good faith based upon assumptions believed to be reasonable at the time of preparation thereof (it being understood and agreed that projections are not to be viewed as facts or a guarantee of financial performance, are subject to significant uncertainties and contingencies, many of which are beyond the Credit Parties’ control, that actual results may differ from projected results, and that such differences may be material).
(b)The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.24Sanctions Concerns and Anti-Corruption Laws.
(a)Sanctions Concerns. No Credit Party, nor any Subsidiary, nor, to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Credit Parties and their Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
(b)Anti-Corruption Laws. The Credit Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.25Affected Financial Institutions.

No Credit Party is an Affected Financial Institution.

5.26Covered Entities.

No Credit Party is a Covered Entity.

Article VI

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date:

6.01Financial Statements.

The Borrower shall deliver to the Administrative Agent (which shall make the same available to the Lenders):

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(a)not later than 120 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, members’ equity and cash flows for such Fiscal Year, setting forth in each case for each Fiscal Year in comparative form the figures for the previous Fiscal Year, and accompanied by (x) the report of an independent certified public accounting firm of recognized national standing, which report shall (i) contain an opinion stating that such consolidated financial statements present fairly in all material respects the financial condition as of the dates and for the periods indicated and in accordance with GAAP, and (ii) not include any explanatory note or like exception or qualification expressing substantial doubt as to “going concern” status (except to the extent such explanatory note, exception or qualification is due solely to (1) the scheduled maturity of any Indebtedness (or the scheduled termination of any commitments to provide Indebtedness) occurring within one year from the date of such report or (2) any prospective default under any financial maintenance covenant (including the Financial ~~Covenant~~Covenants)) and (y) a customary “management discussion and analysis” narrative report with respect to such financial statements.
(b)not later than 45 days after the end of each Fiscal Quarter of each Fiscal Year (commencing with the Fiscal Quarter ended on or about September 30, 2021), a copy of the internally prepared unaudited consolidated balance sheet of Holdings and its Subsidiaries and the related consolidated statements of income and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of Holdings and its Subsidiaries by a Responsible Officer of Holdings as fairly presenting, in all material respects, in accordance with GAAP, the financial condition and results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures, accompanied by a customary “management discussion and analysis” narrative report with respect to such financial statements.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial statements of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent company of Holdings or (B) Holdings’ (or any direct or indirect parent company thereof), as applicable, Form 10-K or 10-Q, as applicable, that is responsive in all material respects to the requirements of the applicable form and filed with the SEC; provided that, with respect to each of clauses (A) and (B) of this paragraph, to the extent such information relates to a direct or indirect parent company of Holdings, such information is accompanied by other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand.  Documents required to be delivered pursuant to clauses (a) and (b) of this Section 6.01, and clause (e) of Section 6.02, may be delivered electronically and if so delivered, subject to the second proviso below, shall be deemed to have been delivered on the earliest date on which (i) the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet, (ii) such documents are posted on the Borrower’s behalf on any Platform, if any, to which each Lender and the Administrative Agent have access or (iii) such documents are publicly available on the SEC’s website on the internet at www.sec.gov; provided that: (x) the Credit Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the

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Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Credit Parties with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.02Certificates; Other Information.

The Borrower shall furnish to the Administrative Agent (which shall make the same available to the Lenders):

(a)together with each delivery of financial statements pursuant to Sections 6.01(a) and 6.01(b), comparisons with the corresponding figures for the previous Fiscal Year;
(b)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of Holdings. Delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes;
(c)[reserved];
(d)[reserved];
(e)promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of all financial statements sent or made available generally by Holdings (or any direct or indirect parent company thereof) to its public security holders acting in such capacity;
(f)promptly following the Administrative Agent’s or any Lender’s reasonable written request therefor, solely to the extent readily available to the Credit Parties, such additional financial information related to this Section 6.02 or Section 6.03 regarding the Credit Parties as the Administrative Agent or such Lender may from time to time reasonably request; provided that the Credit Parties shall not be obligated to provide such information to the extent such disclosure, would, in the good faith determination of the Credit Parties, violate attorney-client privilege or applicable confidentiality requirements, constitutes attorney work product or trade secrets or proprietary information or otherwise prohibited by law or fiduciary duty from disclosing; provided that if any Credit Party does not provide information in reliance on the exclusions in this sentence, the Borrower shall notify the Administrative Agent that such information is being withheld and the reason therefor;

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(g)Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b), an update to Schedule 5.20 to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate;
(h)Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and
(i)To the extent any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Credit Party that would result in a change to the list of beneficial owners identified in such certification.

Each Credit Party hereby acknowledges that (i) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Credit Party hereby agrees that so long as Holdings (or any parent company) is the issuer of any outstanding debt or Stock that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Credit Parties or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and any Affiliate thereof and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03Notices.

The Borrower shall notify the Administrative Agent (and the Administrative Agent shall promptly forward such notices to the Lenders) promptly after a Responsible Officer becomes aware of each of the following:

(a)the occurrence or existence of any Default or Event of Default;
(b)together with each delivery of the Compliance Certificate pursuant to Section 6.02(b), a written calculation of the Available Amount;

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(c)any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result in a Material Adverse Effect;
(d)the commencement of any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party or their respective property that would reasonably be expected to result in a Material Adverse Effect;
(e)(i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that would reasonably be expected to result in violations of, or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand or dispute alleging a violation of or Liability under any Environmental Law, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate which, in each case with respect to clauses (i), (ii), (iii) and (iv) above, would reasonably be expected to result in a Material Adverse Effect;
(f)(i) any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043(c) of ERISA (unless the 30-day notice requirement has been duly waived under the applicable regulations) or intent to terminate any Title IV Plan, and shall include a copy of such notice, (ii) that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan, or receipt by any ERISA Affiliate of notice of the filing of any such request with respect to a Multiemployer Plan, and shall include in such notice a description of such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed by a Credit Party or ERISA Affiliate with the PBGC or the IRS pertaining thereto, and (iii) that an ERISA Event will or has occurred, and shall include in such notice a description of such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received by a Credit Party or ERISA Affiliate from or filed by a Credit Party or ERISA Affiliate with the PBGC, IRS, or any Multiemployer Plan pertaining thereto, which, in each case with respect to clauses (i), (ii) and (iii) above, would reasonably be expected to result in a Material Adverse Effect;
(g)the occurrence or existence of any Material Adverse Effect; and
(h)within fifteen (15) Business Days following such change (or such longer period as the Administrative Agent may agree), any change in any Credit Party’s legal name, state of organization or organizational existence.

Each notice pursuant to this Section shall be accompanied by a statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and, if relevant, stating what action the Borrower or other Person proposes to take with respect thereto and at what time.

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6.04Preservation of Corporate Existence, Etc.

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as (i) permitted by Section 7.02 or 7.03, or (ii) other than in the case of Holdings or the Borrower, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(b)preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except as (i) permitted by Section 7.02 or 7.03, or (ii) as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
6.05Maintenance of Property.

Each Credit Party shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, all its material tangible Property which is necessary to its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, and shall make all necessary repairs thereto and renewals and replacements thereof except (a) as permitted by Section 7.02 or 7.03, (b) to the extent that any such Properties are obsolete, are being replaced or, in the good faith judgment of such Credit Party, are no longer useful or desirable in the conduct of the business of the Credit Parties, or (c) where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.06Maintenance of Insurance.
(a)The Borrower will maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.
(b)Subject to Section 6.18, the Borrower will cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior

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written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums).
(c)Upon the occurrence and during the continuance of any Event of Default resulting from the failure of the Borrower to provide the Administrative Agent with evidence of the insurance coverage required by this Agreement, the Administrative Agent may purchase insurance at the Borrower’s expense to protect the Administrative Agent’s and the Lenders’ interests. The Borrower may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that the Borrower has obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance for the Collateral, to the fullest extent provided by law, the Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by the Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Borrower is able to obtain on its own.
6.07Payment of Taxes.

Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform, before the same shall become delinquent or in default (giving effect to any applicable periods of grace), all United States federal and all other material Tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings which stay the enforcement of any Lien and for which adequate reserves if required in accordance with GAAP are being maintained by such Person.

6.08Compliance with Laws.

Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

6.09Inspection of Property and Books and Records.

Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain, books of record and account, in such a manner as to permit it to report its financial transactions and matters involving the assets or business of such Person in accordance with GAAP in all material respects consistently applied; provided that such Credit Party or Subsidiary may estimate GAAP results in good faith if the financial statements with respect to a Permitted Acquisition are not maintained in accordance with GAAP, and may make such further adjustments as are reasonably necessary in connection with consolidation of such financial statements with those of the Credit Parties. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each real property owned or leased by it, during normal business hours and upon reasonable advance notice: (a) provide access to such property to the Administrative Agent and the Lenders and any of their respective Related Parties and (b) permit the Administrative Agent and the Lenders and any of their respective Related Parties to review, inspect and make copies from all of such Credit Party’s books and records (collectively, “Inspections”), in the case of any Lender, in each instance, at such Lender’s expense, and in the case of the Administrative Agent, in each instance, at the Credit Parties’ expense; provided that each of the Administrative Agent and the Lenders shall be entitled to only one such Inspection per calendar year or more frequently if an Event of Default has occurred and is continuing.

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6.10Use of Proceeds.

The Borrower shall use the proceeds of the Credit Extensions (a) on the Closing Date, to refinance certain existing Indebtedness of the Borrower and (b) after the Closing Date, for working capital and general corporate purposes (including, without limitation, for capital expenditures, acquisitions, investments, restricted payments and any other transaction not prohibited by the Loan Documents); provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

6.11[Reserved].
6.12Compliance with ERISA.

The Borrower shall not allow an ERISA Affiliate to cause or suffer to exist (a) any event that would result immediately thereafter in the imposition of a Lien that primes the Liens securing the Obligations on any asset of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate for clauses (a) and (b), have a Material Adverse Effect.

6.13Further Assurances.
(a)[Reserved.]
(b)Promptly following the written request by the Administrative Agent, the Credit Parties shall (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable Law, subject any Credit Party’s or any of its Subsidiaries’ properties, assets, rights or interests (other than Excluded Assets) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, in each case, to the extent required by the Loan Documents, and (D) assure, convey, grant, assign, transfer, preserve and protect the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Credit Party or any of its Subsidiaries is or is to be a party, in each case, to the extent required by the Loan Documents, and cause each of its Subsidiaries to do so.
(c)Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties will:
(i)cause each of their Material Domestic Subsidiaries whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Material Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a

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Joinder Agreement. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent and such other documents or agreements as the Administrative Agent may reasonably request;
(ii)cause (i) 100% of the issued and outstanding Stock and Stock Equivalents of each Domestic Subsidiary and (ii) 65% (or such greater percentage that could not reasonably be expected to cause any material adverse tax consequences, as determined by the Borrower in good faith) of the issued and outstanding Stock and Stock Equivalents entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Stock and Stock Equivalents not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Foreign Subsidiary directly owned by any Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents (subject to Permitted Liens arising by operation of law), and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request, including any filings and deliveries to perfect such Liens all in form and substance reasonably satisfactory to the Administrative Agent (but excluding legal opinions with respect thereto); and
(iii)cause all personal property (other than Excluded Assets) of each Credit Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries.
6.14Environmental Matters.

Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain Real Estate under its control, whether owned, leased, subleased or otherwise operated or occupied by it, in compliance with, all applicable Environmental Laws or that is required by orders and directives of any Governmental Authority applicable to such Credit Party, Subsidiary or Real Estate, except where the failure to comply with such Environmental Law, order or directive would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. If an Event of Default caused by reason of breach of any representation set forth in Section 5.12 or breach of this Section 6.14 is continuing for more than 45 days without the Credit Parties commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, then each Credit Party shall, promptly upon receipt of written request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Parties access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Parties, shall be conducted and prepared by reputable environmental consulting

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firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

6.15Hazardous Materials.

Each Credit Party shall not allow or cause, and each Credit Party shall not permit any of its Subsidiaries to allow or cause, any Release of any Hazardous Material at, to or from any Real Estate owned or leased by such Credit Party or such Subsidiary of a Credit Party that would violate any Environmental Law, or form the basis for any Environmental Liabilities, other than such violations and Environmental Liabilities that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.16Status of Holdings.

Holdings shall only engage in business activities and own Property in connection with or consisting of (a) ownership of Stock and Stock Equivalents of, and other Investments in, the Borrower, and Subsidiaries other than the Borrower that will be promptly contributed to the Borrower or its Subsidiaries, and Parent Intercompany Advances, in each case, to the extent permitted hereunder, (b) ownership of cash and Cash Equivalents, (c) creation of Permitted Liens, (d) activities and contractual rights incidental to the maintenance of its legal existence and public company status (including, without limitation, the ability to incur fees, costs and expenses necessary to such maintenance), (e) the performance of its obligations under the Loan Documents to which it is a party, and any financing activities, the issuance of Stock, performance of obligations under equityholder agreements, payment of dividends and other Restricted Payments, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries and making Investments, in each such case solely to the extent permitted under this Agreement, (f) participating in Tax, accounting and other administrative matters as a member of a consolidated, unitary, affiliated or other similar group of companies, (g) holding any cash or property received in connection with Restricted Payments permitted under Section 7.07 pending application thereof, (h) providing fees, expenses and indemnification to officers, directors, managers and employees, (i) activities relating to the Initial Public Offering or other issuance of Stock or Stock Equivalents of Holdings (or any direct or indirect parent company thereof) and (j) activities incidental to the businesses or activities described in the foregoing clauses (a) through (i).

6.17Anti-Corruption Laws; Sanctions.

Each Credit Party shall, and each Credit Party shall cause its Subsidiaries to, conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

6.18Post-Closing Covenant.
(a)Within 30 days of the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower shall deliver to the Administrative Agent insurance endorsements in form and substance reasonably satisfactory to the Administrative Agent meeting the requirements set forth in Section 6.06(b).
(b)Within 10 days of the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower shall deliver to

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the Administrative Agent the instruments, documents and chattel paper, together with allonges or assignments, in each case required to be delivered pursuant to Section 4.01(c)(v), to the extent such instruments, documents or chattel paper are in the possession of the existing agent under the credit facilities being repaid on the Closing Date.
Article VII

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date:

7.01Limitation on Liens.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the ~~Closing~~First Amendment Effective Date and set forth on Schedule 7.01 and any modification, replacement, renewal or extension thereof; provided that (i) such Lien does not extend to any additional property other than after-acquired property that is affixed to or incorporated into the property covered by such Lien and (ii) the principal amount secured or benefited thereby (excluding any increase in principal as a result of interest paid in kind and capitalized interest) is not increased;
(b)any Lien created under any Loan Document or otherwise in favor of the Administrative Agent or any Lender and securing any of the Secured Obligations (including Additional Secured Obligations);
(c)Liens for Taxes, fees, assessments or other governmental charges or levies (i) which are not delinquent (after giving effect to any applicable grace period) or remain payable without penalty or (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves if required in accordance with GAAP are being maintained;
(d)(i) Liens in respect of Property of any Credit Party or any Subsidiary of a Credit Party imposed by Law or contract (other than Liens set forth in clause (c) above), which were incurred in the ordinary course of business and do not secure Indebtedness, and (ii) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, laborer’s or supplier’s Liens or other similar Liens securing obligations and liabilities with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(e)Liens, other than Liens imposed by ERISA, consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, employment insurance and other social security legislation or to secure the performance of or obligations with respect to tenders, statutory obligations, surety (other

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than as set forth in clause (f) below), stay, customs and appeals bonds, bids, leases, governmental contract, public or private utilities, trade contracts, performance and return of money bonds, completion guarantees and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;
(f)Liens consisting of judgment or judicial attachment liens (other than for payment of Taxes, assessments or other governmental charges) that do not result in an Event of Default under Section 8.01(h) or securing appeal or other surety bonds relating to such a judgment;
(g)survey exceptions and title exceptions (including, without limitation, any title exceptions listed on a title policy), easements, servitudes, covenants, licenses, encroachments, protrusions, rights of way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances and Liens securing obligations under operating reciprocal easement or similar agreements with respect to Real Estate which do not, in any case, interfere in any material respect with the ordinary conduct of the businesses of the applicable Credit Party or Subsidiary;
(h)Liens on any Property acquired or held by any Credit Party or any Subsidiary of a Credit Party securing Indebtedness (and Permitted Refinancings of such Indebtedness) incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring, repairing, improving, installing or designing such Property and permitted under Section 7.05(d) or Section 7.05(v); provided that (i) any such Lien attaches to such Property concurrently with or within 90 days after such incurrence or assumption, (ii) such Lien attaches solely to the Property so acquired, repaired, improved, subject to installation or designed and the proceeds thereof, and (iii) the principal amount of the debt secured thereby (excluding any increase in principal as a result of interest paid in kind and capitalized interest) does not exceed 100% of the cost of such Property; provided that, in each case, individual financings provided by one such lender or lessor (other than lessors of real property) may be cross-collateralized to other outstanding financings provided by such purchase money lender or lessor (or their respective affiliates);
(i)Liens securing Capital Lease Obligations permitted under Section 7.05(d) or Section 7.05(v);
(j)any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense permitted by this Agreement (other than Capital Lease Obligations) and all encumbrances and Liens on the title of any lessor or sublessor thereof;
(k)Liens arising from the filing of precautionary UCC financing statements with respect to any lease, license, sublease or sublicense permitted by this Agreement or any consignment of goods;
(l)non-exclusive licenses and sublicenses (or grant of any other right with respect to Intellectual Property) granted by a Credit Party or any Subsidiary of a Credit Party and leases or subleases (by a Credit Party or any Subsidiary of a Credit Party as lessor or sublessor) to third parties that, in the reasonable business judgment of a Credit Party or

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any Subsidiary of a Credit Party, is not materially interfering with the business of the Credit Parties or any of their Subsidiaries;
(m)Liens in favor of collecting banks arising by operation of law;
(n)Liens (including the right of set-off) in favor of a bank or other depository institution (i) arising as a matter of law or pursuant to customary deposit account agreements and other similar agreements, in each case, encumbering deposits, (ii) on cash deposits to secure ACH/EDI transactions in the ordinary course of business and (iii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;
(o)Liens arising out of consignment, conditional sale or similar arrangements for the sale of goods entered into in the ordinary course of business;
(p)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods;
(q)Liens in favor of any Credit Party;
(r)Liens consisting of an agreement to dispose of any property in a disposition permitted by Section 7.02 (other than Section 7.02(d) as it relates to this Section 7.01), solely to the extent such permitted disposition would have been permitted on the date of the creation of such Lien;
(s)[reserved];
(t)ground leases in respect of real property on which facilities owned or leased by any Credit Party or any Subsidiary of a Credit Party are located;
(u)Liens on insurance proceeds and the unearned portion of insurance premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;
(v)[reserved];
(w)[reserved];
(x)Liens consisting of earnest money deposits of cash or Cash Equivalents made by any Credit Party or any Subsidiary of a Credit Party in connection with any letter of intent or purchase agreement with respect to an Acquisition or other Investment or other transition permitted hereunder;
(y)Liens consisting of customary security deposits under operating leases entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business;

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(z)Liens on property of a Person existing at the time such Person is acquired in an Acquisition or other Investment permitted hereunder or merged with or into or consolidated or amalgamated with the Borrower or any of its Subsidiaries (and not created in anticipation or contemplation thereof) in a transaction permitted under this Agreement, and any modification, replacement, renewal or extension thereof; provided that such Liens do not extend to property not subject to such Liens at the time of such Acquisition, Investment, merger, consolidated or amalgamation (other than improvements thereon);
(aa)Liens on, or rights of setoff against, cash deposits or credit balances (or other amounts owing by such credit or debit card issuers or credit or debit card processors to any) of the Credit Parties or any of their Subsidiaries in favor of credit or debit card issuers or credit or debit card processors in the ordinary course of business to secure the obligations of the Credit Parties or any of their Subsidiaries to such credit or debit card issuers and credit or debit card processors as a result of fees or chargebacks;
(bb)[reserved];
(cc)Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers in the ordinary course of business;
(dd)[reserved];
(ee)Liens securing Indebtedness or other obligations in an aggregate amount not to exceed $4,000,000 at any time outstanding;
(ff)[reserved]; and
(gg)Liens on the Collateral securing Indebtedness incurred pursuant to Section 7.05(ff); provided that such Liens are at all times subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent providing for the subordination of such Liens to the Liens on the Collateral securing the Obligations.
7.02Disposition of Assets.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse), except:

(a)(i) dispositions of inventory in the ordinary course of business, (ii) dispositions of worn out, obsolete or surplus personal property, or any property no longer useful in the conduct of the business of the Credit Parties and their Subsidiaries and (iii) any abandonment, cancellation or lapse of any Intellectual Property that is both (x) not material and (y) no longer commercially practicable, necessary or desirable to maintain or useful in the conduct of the business of the Credit Parties and their Subsidiaries;
(b)dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall

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exist or shall result from such disposition, (ii) to the extent the purchase price therefor is in excess of $1,000,000, 75% of the aggregate sales price from such disposition shall be paid in cash or Cash Equivalents (or marketable securities or other Property that is converted to cash or Cash Equivalents within 45 days of receipt thereof) and (iii) the aggregate book value of all Property subject to such dispositions in any Fiscal Year shall not exceed 5% of Consolidated Total Assets as of the last day of the immediately preceding Fiscal Year; provided that any portion of such cap that is not utilized in any Fiscal Year shall be carried over to and permitted to be utilized in the immediately succeeding Fiscal Year;
(c)(i) dispositions of cash and Cash Equivalents; provided that for the avoidance of doubt, this clause (c) shall not independently permit any Investment, any transaction with any Affiliate, or any Restricted Payment which is otherwise prohibited hereunder by Sections 7.04, 7.06 or 7.07 and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents;
(d)transactions permitted under Section 7.01 (other than Section 7.01(r) as it relates to this Section 7.02), 7.03, 7.07 or 7.13;
(e)dispositions of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement Property;
(f)sales, discounting or forgiveness of accounts receivable in the ordinary course of business or in connection with the collection or compromise thereof;
(g)[reserved];
(h)leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business;
(i)[reserved];
(j)any disposition by any Credit Party to any other Credit Party;
(k)[reserved];
(l)[reserved];
(m)the termination or unwinding of any Swap Contract with a net termination value payable by a Credit Party or any Subsidiary of a Credit Party not in excess of $1,000,000;
(n)dispositions as a direct result of an Event of Loss and the disposition of Property damaged as a result thereof;
(o)[reserved];

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(p)dispositions made in order to comply with an order of any Governmental Authority or any applicable requirement of Law not to exceed $5,000,000 during the term of this Agreement; and
(q)dispositions not otherwise permitted hereunder provided that the aggregate book value of all Property subject to such dispositions shall not exceed $10,000,000 during the term of this Agreement.
7.03Fundamental Changes.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (1) any Credit Party (other than Holdings) may merge with or dissolve or liquidate into any other Credit Party; provided, that if the Borrower is a party to such transaction, the Borrower shall be the surviving or continuing entity of such transaction, (2) any Subsidiary of any Credit Party may merge with, or dissolve or liquidate into, any Credit Party; provided that a Credit Party shall be the continuing or surviving entity of such transaction, and (3) to effectuate a transaction by the Borrower or any Subsidiary permitted by Section 7.02 (other than Section 7.02(d)) or 7.04; provided that in any such transaction involving the Borrower, the Borrower shall be the continuing or surviving entity.

7.04Loans and Investments.

No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire any Stock or Stock Equivalents, or any debt instruments or other debt securities of, or any equity interest in, another Person or (ii) make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase any advance, loan, extension of credit or capital contribution to another Person including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”) except for:

(a)Investments in cash and Cash Equivalents;
(b)Investments by (i) Holdings in Credit Parties and (ii) any Credit Party (other than Holdings) to or in any other Credit Party (other than Holdings);
(c)loans and advances to officers, directors, managers, employees, members of management and consultants of Holdings and its Subsidiaries in an aggregate principal amount, together with the aggregate principal amount of any loans and advances then outstanding pursuant to clause (f) of this Section 7.04, not to exceed $1,000,000 at any time outstanding;
(d)Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 7.02(b);
(e)Investments accepted (in the reasonable business judgment of the applicable Credit Party) in connection with the settlement or enforcement of delinquent accounts receivable or disputes with suppliers or customers or in connection with the bankruptcy,

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insolvency or reorganization of suppliers or customers or upon the foreclosure or enforcement of any Lien in favor of a Credit Party or any Subsidiary of a Credit Party;
(f)(i) Investments consisting of non-cash loans made to officers, directors, managers, employees and consultants of a Credit Party or its Subsidiaries which are used by such Persons to purchase simultaneously Stock or Stock Equivalents of Holdings or a direct or indirect parent thereof and (ii) cash loans and advances to officers, directors, employees, members of management and consultants of Holdings and its Subsidiaries to fund purchases of Stock or Stock Equivalents of Holdings (or its direct or indirect parent entities), provided that the loans and advances pursuant to this clause (f), together with the aggregate principal amount of any loans and advances then outstanding pursuant to clause (c) of this Section 7.04, shall not exceed $1,000,000 in aggregate principal amount at any one time outstanding;
(g)Investments existing on, or made pursuant to binding commitments existing on, the Closing Date and set forth on Schedule 7.04 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section;
(h)Permitted Acquisitions;
(i)advances to suppliers and service providers in the ordinary course of business; provided that, with respect to any such advance to an Affiliate, such advance shall be subject to Section 7.06;
(j)Investments consisting of endorsements for collection or deposit;
(k)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;
(l)[reserved];
(m)(i) Investments in deposit accounts maintained in the ordinary course of business and (ii) Investments relative to Indebtedness permitted under Section 7.05(l);
(n)deposits of cash made in the ordinary course of business to secure performance of (i) operating leases and (ii) other contractual obligations other than in respect of Indebtedness for borrowed money (including, without limitation, utility services, reimbursement obligations with respect to letters of credit, surety bonds and performance bonds);
(o)Investments held by a Person acquired in a Permitted Acquisition or other Acquisition permitted hereunder, to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition or other Acquisition and were in existence on the date of such Permitted Acquisition or other Acquisition;

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(p)earnest money deposits, cash advances and escrows of property made in connection with any letter of intent or agreement to make an Investment not prohibited hereunder;
(q)Investments to the extent payment therefor is made substantially contemporaneously with the receipt of, and funded entirely with the, proceeds of the sale or issuance of Stock of, or an equity contribution to, Holdings; provided, to the extent such Investment is made in connection with an Acquisition, such Acquisition shall not be hostile;
(r)Parent Intercompany Advances to the extent any such Parent Intercompany Advance (i) is made in lieu of a Restricted Payment permitted pursuant to an applicable basket in Section 7.07 (other than Section 7.07(h)), (ii) if made as a Restricted Payment, would be permitted pursuant to Section 7.07 (other than Section 7.07(h)), and (iii) when made, reduces on a dollar for dollar basis the availability to make Restricted Payments under the applicable basket in Section 7.07;
(s)Investments in Swap Contracts entered into for bona fide hedging purposes and not for speculation;
(t)Investments in an aggregate amount at any time outstanding not to exceed $10,000,000 during the term of the Agreement;
(u)[reserved];
(v)Investments consisting of (i) guarantees constituting Indebtedness that are incurred in accordance with Section 7.05 and (ii) guarantees not constituting Indebtedness that are provided in the ordinary course of business;
(w)[reserved]; and
(x)Investments using the Available Amount; provided that as of the date such Investment is made, the amount of such Investment does not exceed the Available Amount as of such date and no Event of Default has occurred and is continuing or would result immediately thereafter therefrom;

provided, for purposes of this Section 7.04, that the amount of any Investments (other than Permitted Acquisitions) shall be determined net of all actual after-Tax cash returns on such Investments, whether as principal, interest, dividends, distributions, proceeds or otherwise, to the extent not so included in the determination of the Available Amount.

7.05Limitation on Indebtedness.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain liable with respect to, any Indebtedness, except:

(a)Indebtedness constituting the Obligations;

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(b)Indebtedness of the Credit Parties and their respective Subsidiaries of the type described in clause (h) of the definition of Indebtedness in respect of Indebtedness of a Credit Party or Subsidiary of a Credit Party otherwise permitted hereunder; provided that, if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations on terms at least as favorable to the Administrative Agent and the Lenders as those contained in the subordination of such Indebtedness;
(c)Indebtedness existing on the ~~Closing~~First Amendment Effective Date and set forth on Schedule 7.05 and Permitted Refinancings thereof;
(d)Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10,000,000 at any time outstanding, consisting of (i) Indebtedness incurred for the purpose of financing (or refinancing) all or any part of the cost of acquiring, repairing, improving, installing or designing Property, and Capital Lease Obligations and Indebtedness secured by Liens permitted by Section 7.01(h) and (ii) Permitted Refinancings thereof;
(e)unsecured intercompany Indebtedness to the extent the corresponding Investment is permitted pursuant to Section 7.04;
(f)[reserved];
(g)[reserved];
(h)to the extent constituting Indebtedness, deferred compensation and similar obligations to current and former officers, directors, managers, employees and consultants of the Credit Parties and their Subsidiaries incurred in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;
(i)to the extent constituting Indebtedness, obligations with respect to cash management services and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts;
(j)[reserved];
(k)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(l)(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument or payment item drawn against insufficient funds in the ordinary course of business and (ii) Indebtedness consisting of endorsements for collection or deposit in the ordinary course of business;
(m)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any of the Credit Parties and their Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Stock of any of the Credit Parties and their

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Subsidiaries (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Stock of any of the Credit Parties and their Subsidiaries for the purpose of financing such acquisition) or any Investment or Permitted Acquisition otherwise permitted hereunder;
(n)Indebtedness which may exist or be deemed to exist pursuant to or in connection with statutory, surety, stay, customs, appeal or similar bonds, completion guaranties or other similar obligations in the ordinary course of business;
(o)Indebtedness in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar arrangements in the ordinary course of business;
(p)unsecured Indebtedness owing to current and former officers, directors, managers, employees and consultants (or any current or former spouses or domestic partners, family members, trusts or other estate planning vehicles or estates or heirs of any of the foregoing) incurred in connection with the repurchase or redemption of Stock that has been issued to such Persons, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time does not exceed $1,000,000 (plus the amount of any increase in principal resulting from interest paid in kind or capitalized interest);
(q)unsecured Indebtedness and earnouts owing to sellers of assets or Stock to any of the Credit Parties and their Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions or other Investments permitted hereunder so long as the aggregate principal amount of all such Indebtedness and earn-outs at any one time outstanding do not exceed $5,000,000 (plus the amount of any increase in principal resulting from interest paid in kind or capitalized interest, in each case, in accordance with the subordination provisions applicable thereto), in each case subordinated in right of payment to the Obligations under the Loan Documents in a manner and pursuant to documentation reasonably satisfactory to the Administrative Agent and Permitted Refinancings thereof;
(r)[reserved];
(s)[reserved];
(t)[reserved];
(u)Indebtedness owed to any landlord in connection with the financing by such landlord of leasehold improvements in the ordinary course of business;
(v)Indebtedness with a principal amount not exceeding $8,000,000 (plus the amount of any increase in principal resulting from interest paid in kind or capitalized interest, in each case, in respect of Indebtedness originally permitted to be incurred pursuant to this subsection (v)) in the aggregate at any time outstanding;
(w)[reserved];

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(x)[reserved];
(y)[reserved];
(z)solely to the extent constituting Indebtedness, (i) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that they are permitted to remain unfunded under applicable Law and (ii) Indebtedness incurred or created in the ordinary course of business in respect of workers’ compensation claims, health, disability or other employee benefits, salary, wages or other compensation or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claim;
(aa)[reserved];
(bb)[reserved];
(cc)Indebtedness consisting of any increase in the principal amount of any Indebtedness described in clauses (a) through (bb) of this Section 7.05 resulting from interest paid-in-kind or continuously capitalized interest;
(dd)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (cc) of this Section 7.05;
(ee)[reserved]; and
(ff)(i) Indebtedness incurred or assumed by any Credit Party or any Subsidiary of a Credit Party in a Permitted Acquisition or any other similar Investment permitted hereunder; provided that (w) no Event of Default has occurred and is continuing as of the date the definitive agreement for such Acquisition or Investment is executed, (x) if such Indebtedness is assumed, such Indebtedness shall not have been incurred in contemplation of such Acquisition or Investment, (y) the aggregate principal amount of all Indebtedness incurred or assumed under this clause (ff) at any one time outstanding shall not exceed $1,000,000 and (z) with respect to any such Indebtedness that is incurred, such Indebtedness (A) shall be unsecured or secured solely by Liens on the Collateral on a junior basis to the Obligations, and, to the extent so secured, the beneficiaries thereof (or an agent on their behalf) shall have entered into a customary intercreditor agreement reasonably satisfactory to the Administrative Agent providing for the subordination of the Liens securing such Indebtedness to the Liens on the Collateral securing the Obligations, (B) shall not mature or have scheduled amortization prior to the date that is 91 days after the Latest Maturity Date, (C) shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those set forth in this Agreement, (D) shall be on terms no more restrictive (taken as a whole) to the Credit Parties than the Loan Documents (except to the extent (1) a substantially similar change is made to the Loan Documents or (2) such terms are applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) and (E) if such Indebtedness is subordinated in right of payment to the Obligations, the subordination provisions thereof shall be reasonably

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satisfactory to the Administrative Agent and (ii) any Permitted Refinancing thereof; provided that, with respect to any Indebtedness incurred (but not, for the avoidance of doubt, assumed) under this clause (ff), any such Permitted Refinancing thereof shall in any event satisfy the terms of sub-clauses (z)(A), (z)(B), (z)(C), (z)(D) and (z)(E) above.
7.06Transactions with Affiliates.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate involving aggregate consideration in excess of $500,000 for any transaction or series of related transactions, except:

(a)transactions with Affiliates otherwise permitted by this Agreement (including without limitation the Transactions);
(b)transactions of the type described on Schedule 7.06;
(c)transactions between or among Credit Parties;
(d)employment and severance arrangements between the Credit Parties and their Subsidiaries and their respective directors, managers, officers and employees and transactions pursuant to stock option plans and employee benefit plans and similar arrangements in the ordinary course of business;
(e)the payment of customary fees, compensation, and reimbursement of reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of Holdings (or any direct or indirect parent company of Holdings), the Borrower or its Subsidiaries in the ordinary course of business to the extent attributable to the operation of, or actual services rendered to, the Credit Parties and their Subsidiaries (including, without limitation, payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings and related actual out-of-pocket costs and expenses);
(f)upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party or such Subsidiary;
(g)[reserved];
(h)[reserved];
(i)any transaction with an Affiliate where the only consideration paid by any Credit Party is Qualified Stock of Holdings;
(j)[reserved]; and
(k)issuance of Stock and Stock Equivalents by Holdings.

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7.07Restricted Payments.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its Stock or Stock Equivalents and (ii) purchase, redeem or otherwise acquire for value any of its Stock or Stock Equivalents now or hereafter outstanding (the items described in clauses (i) and (ii) above are referred to as “Restricted Payments”) except that any Subsidiary of the Borrower may make Restricted Payments to the Borrower and any Subsidiary of the Borrower, and except that:

(a)the Credit Parties and their Subsidiaries may declare and make dividend payments or other distributions payable solely in their respective Qualified Stock or Stock Equivalents in respect of Qualified Stock;
(b)the Credit Parties and their Subsidiaries may make (and may make distributions to Holdings or any direct or indirect parent of Holdings to permit Holdings or such parent to make), and Holdings may use cash on hand to make, payments and distributions to current and former officers, directors, managers, employees and consultants (or any current or former spouses or domestic partners, family members, trusts or other estate planning vehicles or estates or heirs of any of the foregoing) of any of the Credit Parties (or any direct or indirect parent thereof) and their Subsidiaries (i) on account of redemptions of Stock and Stock Equivalents held by such Persons and (ii) in the form of forgiveness of Indebtedness of such Persons on account of purchases of Stock and Stock Equivalents held by such Persons; provided that both of the following conditions are satisfied:
(i)no Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment; and
(ii)the sum of the aggregate amount of any such cash redemptions pursuant to this clause (b) does not exceed $5,000,000 during any Fiscal Year (with any unutilized portion of such cap being carried over to the immediately succeeding Fiscal Year);
(c)the Credit Parties and their Subsidiaries may make payments to or on behalf of Holdings (and any entity that owns directly or indirectly 100% of the equity interests in Holdings) in an amount sufficient to permit Holdings (or such other entity, as applicable) to pay its licensing fees, franchise Taxes and other similar fees, Taxes and expenses, in each case, incurred in the ordinary course of business to maintain its legal existence;
(d)to the extent any Credit Party or its Subsidiaries is a member of a consolidated, unitary, combined or similar tax group in which a parent entity is the common parent (or any of the Credit Parties or any of their Subsidiaries is an entity treated as disregarded from any such member or disregarded from a parent entity for income tax purposes), such Credit Party or its Subsidiaries may make cash payments to such parent entity (or to such Credit Party’s direct or indirect owner for payment to such parent entity), to enable such parent entity to pay Taxes for which such parent entity is liable as a result of its status as the common parent or otherwise as a result of its direct or indirect ownership of the Credit Parties or any of their Subsidiaries, up to an amount not to exceed the amount

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of any such Taxes that the Credit Party and its relevant Subsidiaries would have been required to pay on a separate group basis if the Credit Party and such Subsidiaries had paid tax as a consolidated, unitary, combined or similar tax group consisting only of the Credit Party and its relevant Subsidiaries, and for the avoidance of doubt, reduced by any such portion of such Taxes paid by the relevant Credit Party or its Subsidiaries directly to the relevant taxing authority (“Permitted Tax Distributions”);
(e)Restricted Payments made in cash in connection with the Initial Public Offering as contemplated by the registration statement on Form S-1 declared effective by the SEC and payment of transaction fees and expenses related thereto;
(f)payments by the Credit Parties and their Subsidiaries to or on behalf of any direct or indirect parent entities may be made in an amount sufficient to pay out-of-pocket legal, administrative, accounting, public company registration, listing, compliance, reporting and filing costs and other expenses in the nature of overhead in the ordinary course of business of such direct or indirect parent entities, in each case, to the extent such costs or expenses are attributable to such parent entity’s ownership of Holdings and its Subsidiaries;
(g)[reserved];
(h)the Borrower may make distributions to Holdings which are immediately used by Holdings (or paid by Holdings to permit any direct or indirect parent entities of Holdings) to make cash payments in lieu of issuing fractional shares of Stock of Holdings (or any direct or indirect parent entities of Holdings), in an aggregate amount for such distributions to Holdings not to exceed $1,000,000;
(i)the Borrower may make distributions to Holdings which are immediately used by Holdings to finance any Investment otherwise specifically permitted to be made by the Borrower or any of its Subsidiaries pursuant to Section 7.04 (other than Section 7.04(r)); provided that (i) such distribution shall be made substantially concurrently with the closing of such Investment and (ii) Holdings shall, immediately following the closing thereof, cause (A) all property acquired (whether assets or capital stock) to be contributed to the Borrower or one of its Subsidiaries or (B) the merger (to the extent specifically permitted herein) of the Person formed or acquired into the Borrower or a Credit Party other than Holdings in order to consummate such Permitted Acquisition;
(j)[reserved];
(k)[reserved];
(l)[reserved];
(m)Restricted Payments payable solely in Qualified Stock and Stock Equivalents in respect of Qualified Stock may be made; and
(n)other Restricted Payments in an aggregate amount not to exceed $10,000,000 during the term of this Agreement.

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7.08Change in Business.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date, other than lines of business ancillary thereto and reasonable extensions of such lines of business.

7.09Amendments to Organization Documents.

Except as expressly permitted under Section 7.03, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, amend any of its Organization Documents in any manner that could reasonably be expected to materially adversely affect the interests of the Administrative Agent or any Lender in their capacities as such; provided that, for the avoidance of doubt, it is expressly understood and agreed that the conversion of any of the Credit Parties to or from a corporation or to or from a limited liability company, subject to written notice to the Administrative Agent of such conversion pursuant to Section 6.03(h), shall be deemed not to be materially adverse to the interests of the Administrative Agent or the Lenders.

7.10Changes in Fiscal Year.

No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party (other than to conform to that of Holdings).

7.11[Reserved].
7.12No Negative Pledges.

No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, (i) create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary of a Credit Party to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Borrower or any other Credit Party or (ii) enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Administrative Agent, whether now owned or hereafter acquired, except, in the case of clauses (i) and (ii), the following: (1) this Agreement and the other Loan Documents, (2) in connection with any document or instrument governing Liens permitted pursuant to Sections 7.01(a), 7.01(h), 7.01(i), 7.01(r), 7.01(x), 7.01(y), 7.01(z), 7.01(aa), or 7.01(ee); provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens, (3) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Credit Party to secure the Obligations or (4) any prohibition or limitation that (a) exists pursuant to applicable Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the disposition of any property permitted under Section 7.02 pending the consummation of such disposition, (c) restricts subletting or assignment of any lease governing a leasehold interest of a Credit Party or (d) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

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Notwithstanding the foregoing, this Section 7.12 shall not prohibit restrictions, encumbrances, and prohibitions existing under or by reason of (i) Law, (ii) this Agreement and the other Loan Documents, (iii) [reserved], (iv) [reserved], (v) [reserved], (vi) the documentation for any Indebtedness permitted under Section 7.05(d), 7.05(q) or 7.05(v), (vii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Credit Party, (viii) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (ix) any holder of a Permitted Lien restricting the transfer or assignment of the property subject thereto, (x) customary restrictions and conditions contained in any agreement relating to a disposition permitted by Section 7.02 pending the consummation of such disposition, (xi) any obligations binding on a Credit Party or a Subsidiary of a Credit Party (other than Holdings and the Borrower) at the time such Person becomes a Credit Party or Subsidiary of a Credit Party, so long as such obligations were not entered into in contemplation of such Person becoming a Credit Party or Subsidiary of a Credit Party, (xii) customary provisions in partnership agreements, limited liability company agreements and other Organization Documents, joint venture agreements, asset sale and stock sale agreements and other similar agreements, leases, subleases, licenses and sublicenses entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar Person, (xiii) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business, (xiv) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition or other Investment permitted hereunder, which encumbrance or restriction is not applicable to any Person, or the properties of any Person, other than the Person or the properties of the Person so acquired or the properties so acquired, (xv) documentation existing as of the Closing Date and listed on Schedule 7.12 or (xvi) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii), (iv), (v), (ix) or (xiv) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

7.13[Reserved].
7.14[Reserved].
7.15Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

7.16Financial ~~Covenant~~Covenants.
(a)Consolidated Total Leverage Ratio.  The Credit Parties shall not permit the Consolidated Total Leverage Ratio, determined on a consolidated basis for Holdings and its Subsidiaries as of the end of any period of four consecutive Fiscal Quarters, to be greater than the ratio set forth below opposite such period:
Period	Maximum Consolidated Total Leverage Ratio
Fiscal Quarter ending on or about December 31, 2021 through and including the Fiscal Quarter ending on or about March 31, 2023	2.50:1.0
Fiscal Quarter ending on or about June 30, 2023 and each fiscal quarter ending thereafter	2.00:1.0

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(b)Consolidated Fixed Charge Coverage Ratio.  The Credit Parties shall not permit the Consolidated Fixed Charge Coverage Ratio, determined on a consolidated basis for Holdings and its Subsidiaries as of the end of any period of four consecutive Fiscal Quarters, commencing with the Fiscal Quarter ending June 30, 2024, to be less than 1.15:1.0.
7.17Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.18Anti-Corruption Laws.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions.

Article VIII

EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default.

Any of the following shall constitute an event of default (each, an “Event of Default”):

(a)Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, (ii) to pay within three (3) Business Days after the date due, interest on any Loan or any regularly scheduled fee or (iii) to pay within thirty (30) days after the date due, any other amount payable hereunder or pursuant to any other Loan Document;
(b)Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made herein, in any other Loan Document or in any certificate required to be delivered under this Agreement or any other Loan Document by such Person, or their respective Responsible Officers, in each case, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made;
(c)Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03(a), Section 6.04(a) (solely with respect to the Borrower), Section 6.10 or Article VII hereof (provided that (x) an Event of Default under Section 6.03(a) shall be cured upon the cure of the underlying Default with respect to which notice was required to have been delivered and (y) an Event of Default under Section 7.16 is subject to cure pursuant to Section 8.04) or (ii) Section 6.01, Section

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6.02 (other than Section 6.02(e) or Section 6.02(f)), Section 6.03 (other than Section 6.03(a)), Section 6.04(a) (other than with respect to the Borrower) or Section 6.06 and such failure shall continue unremedied for a period of five (5) Business Days after the earlier of (x) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or Required Lender or (y) the date on which any Responsible Officer of a Credit Party has knowledge of such failure; or
(d)Other Defaults. Any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (x) the date on which any Responsible Officer of a Credit Party has knowledge of such failure and (y) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or Required Lenders; or
(e)Cross-Default. Any Credit Party or any Subsidiary of any Credit Party (A) fails to make any payment in respect of any Indebtedness (other than (x) Indebtedness owing by any Credit Party or such Subsidiary to any other Credit Party or any of their Subsidiaries and (y) the Obligations) having an aggregate outstanding principal amount of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) (it being understood and agreed that, for the avoidance of doubt, separate tranches of debt documented under a single credit agreement, loan agreement or other similar agreement shall be treated as a single facility) and such failure continues unremedied after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (other than as a result of the sale, transfer or other disposition (including, without limitation, as a result of a casualty or condemnation event or other Event of Loss) of an asset securing such Indebtedness) after giving effect to all applicable grace or notice periods (without regard to any subordination terms with respect thereto); or
(f)Insolvency; Voluntary Proceedings. Holdings, the Borrower or any Subsidiary: (i) commences any Insolvency Proceeding with respect to itself; or (ii) takes any action to effectuate or authorize any of the foregoing; or
(g)Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings, the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person’s Property, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, dismissed, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Holdings, the Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for

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relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Holdings, the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or
(h)Monetary Judgments. There is entered into against one or more of the Credit Parties one or more final and non-appealable judgments, non-interlocutory orders, decrees or arbitration awards of a court or administrative body of competent jurisdiction, in each case, for the payment of money in an amount of $5,000,000 or more (excluding amounts covered by (i) insurance to the extent the relevant independent third-party insurer has not denied coverage therefor in writing or (ii) other third-party indemnities), and the same shall remain undischarged, unsatisfied, unvacated, unstayed and unbounded for a period of 60 consecutive days after the entry thereof; or
(i)ERISA. Any ERISA Event occurs that, alone or together with any other ERISA Events that have occurred after the Closing Date, has resulted in, or would reasonably be expected to have, a Material Adverse Effect; or
(j)Collateral. (i) Any guaranty or other material provision of any Loan Document shall for any reason (other than pursuant to the terms thereof or hereof) cease to be valid and binding on or enforceable against any Credit Party party thereto or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof or hereof) cease to create a valid, perfected, first-priority security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than (y) the failure of the Administrative Agent or any Lender to take any action within its control or (z) any such loss fully covered by a title insurance policy regarding real property owned in fee benefiting the Administrative Agent or the Secured Parties) cease to be a perfected (to the extent perfection is required pursuant to the terms thereof) security interest with the priority required thereby subject only to Permitted Liens (and the qualifications with respect to perfection set forth in the Loan Documents); or
(k)Change of Control. A Change of Control occurs.

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion)) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

8.02Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

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(a)declare the Revolving Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Revolving Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds.
(a)After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III) ratably among them in proportion to the respective amounts described in this Second clause payable to them;

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Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this Third clause payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this Fourth clause held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

(b)Subject to Sections 2.03 and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the Fourth clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03.
(c)Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
8.04Equity Cure.
(a)In the event the Credit Parties fail to comply with ~~the~~any Financial Covenant as of the last day of any Fiscal Quarter, any cash equity contribution to the Borrower (funded with proceeds of common equity issued by Holdings or Qualified Stock (or other equity issued by Holdings having terms reasonably acceptable to the Administrative Agent) made after the date on which financial statements are required to be delivered for such Fiscal Quarter and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for such Fiscal

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Quarter (the “Anticipated Cure Deadline”) will, at the irrevocable election of the Borrower as of the date such proceeds are received by the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the applicable Financial Covenant at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”).
(b)If, after giving effect to the Specified Equity Contribution, the Credit Parties shall then be in compliance with the Financial ~~Covenant~~Covenants, the Credit Parties shall be deemed to have satisfied the Financial ~~Covenant~~Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such covenants that had occurred shall be deemed cured for this purposes of this Agreement.
(c)Upon receipt by the Administrative Agent of written notice from the Borrower on or prior to the Anticipated Cure Deadline of its intent to effectuate a Specified Equity Contribution in respect of such Fiscal Quarter until the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered for such Fiscal Quarter, notwithstanding any other provision of this Agreement or any other Loan Document, neither the Administrative Agent nor any Lender shall have any right to accelerate any Loans held by them or to exercise any other rights or remedies available under the Loan Documents or applicable law against the Collateral (including, without limitation, any right to foreclose on or take possession of Collateral) solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 8.01 due to failure by the Credit Parties to comply with the applicable Financial Covenant, unless such failure is not cured pursuant to the Specified Equity Contribution on or prior to the Anticipated Cure Deadline; it being understood and agreed that there shall be no Borrowings of Loans permitted or Letters of Credit issued or received hereunder until the Specified Equity Contribution has actually been received by the Borrower.
(d)Notwithstanding anything herein to the contrary, (i) a Specified Equity Contribution may not be made in any two consecutive Fiscal Quarters, (ii) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Credit Parties to be in compliance with the applicable Financial Covenant(s), (iii) all Specified Equity Contributions will be counted solely for purposes of the calculation of Consolidated EBITDA as it relates to the Financial ~~Covenant~~Covenants and shall not be included for all other purposes, including calculating basket levels, pricing and other items governed by reference to Consolidated EBITDA and (iv) there shall be no more than three Specified Equity Contributions made in the aggregate after the Closing Date.
Article IX

ADMINISTRATIVE AGENT
9.01Appointment and Authority.
(a)Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the

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Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.06, 9.10 and 9.11) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
(b)Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03Exculpatory Provisions.
(a)The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the

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generality of the foregoing, the Administrative Agent or the Arranger, as applicable, and its Related Parties:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
(b)Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
(c)Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity,

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enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Commitments as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent.
(a)Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor

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shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed

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Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)L/C Issuer and Swing Line Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07Non-Reliance on Administrative Agent, the Arranger and the Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession.  Each Lender and the L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate,

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continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties.  Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing.  Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Arranger, a Lender or the L/C Issuer hereunder.

9.09Administrative Agent May File Proofs of Claim; Credit Bidding.
(a)In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(l) and (m), 2.09 and 11.04) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the

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Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

(b)Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
(c)The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Credit Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Agreement), (C) the Administrative Agent shall be authorized to assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (D) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition

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vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Stock and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10Collateral and Guaranty Matters.
(a)Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;
(ii)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
(iii)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
(b)Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
(c)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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9.11Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein or in the Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments, or this agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance

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into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

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Article X

CONTINUING GUARANTY
10.01Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Credit Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Credit Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Credit Party, proceed against or

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exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.

10.04Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Revolving Commitments are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

10.06Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

10.07Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

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10.08Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09Appointment of Borrower.

Each of the Credit Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Credit Parties as the Borrower deems appropriate in its sole discretion and each Credit Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Credit Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Credit Parties.

10.10Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

10.11Keepwell.

Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Credit Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Credit Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

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Article XI

MISCELLANEOUS
11.01Amendments, Etc.
(a)Subject to Sections 3.03(b) and the last paragraph of this Section 11.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Revolving Commitments is not considered an extension or increase in Revolving Commitments of any Lender);
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(iii)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (D) of the second proviso to this Section 11.01(a)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(iv)change (i) Section 8.03 or Section 2.13 in a manner that would have the effect of altering the ratable reduction of Revolving Commitments, pro rata payments or pro rata sharing of payments required hereunder without the written consent of each Lender, (ii) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby, (iii) or subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, or (iv) or subordinate, or have the effect of subordinating, the Liens securing the Obligations

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to any Lien securing other Indebtedness or other obligations (except as expressly permitted by Section 9.10, as in effect on the Closing Date), in each case, without the written consent of each Lender;
(v)change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(vi)release, or have the effect of releasing, all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(vii)release, or have the effect of releasing, all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
(viii)release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender;

provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (D) ~~the~~any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(b)Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the

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provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
(c)Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
(d)Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
11.02Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to Holdings, the Borrower or any other Credit Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and
(ii)if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except

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that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)Electronic Communications.
(i)Notices and other communications to the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender, the Swing Line Lender or the L/C Issuer pursuant to Article II if such Lender, the Swing Line Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In

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no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swing Line Loan Notices) purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Credit Party; provided that such indemnity shall not, as to any Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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11.03No Waiver; Cumulative Remedies; Enforcement.
(a)No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates ((x) limited, in the case of counsel, to the reasonable fees, charges and disbursements of a single firm of primary counsel, and, if reasonably necessary, a single firm of local counsel in each relevant material jurisdiction, in each case to such Persons taken as a whole and (y) including due diligence expenses), in connection with the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-

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pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (limited, in the case of counsel, to a single firm of primary counsel for all Indemnitees, taken as a whole and, if necessary, a single firm of local counsel in each relevant material jurisdiction for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, of one other firm of primary counsel for all similarly situated affected Indemnitees and, if necessary, one other firm of local counsel for all similarly situated affected Indemnitees in each appropriate jurisdiction)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section

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11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Credit Party shall assert, and each Credit Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief

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Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Commitment(s) and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving

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Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Revolving Commitment assigned, except that this clause (b)(ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

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(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale

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by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations.
(i)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.
(ii)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same

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extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that

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no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
11.07Treatment of Certain Information; Confidentiality.
(a)Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 11.01 or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating Holdings or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swing Line Lender to deliver Borrower Materials or notices to the Lenders or (viii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (ix) with the consent of the Borrower or to the extent such

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Information (x) becomes publicly available other than as a result of a breach of this Section 11.07, (xi) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (xii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from Holdings or any Subsidiary relating to Holdings or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Holdings or any Subsidiary, provided that, in the case of information received from Holdings or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Revolving Commitments.
(b)Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
(c)Press Releases. The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Credit Parties or such Affiliate is required to do so under law and then, in any event the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.
(d)Customary Advertising Material. The Credit Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Credit Parties.
11.08Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Required Lenders, to the fullest extent permitted by applicable Law to set off and

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apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the L/C Issuer or such Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have under applicable Law. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.11Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied

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upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13Replacement of Lenders.
(a)If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(ii)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

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(iv)such assignment does not conflict with applicable Laws; and
(v)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
(b)A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.
(d)Notwithstanding anything in this Section 11.13 to the contrary, (A) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
11.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN

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CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

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AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16[Reserved].
11.17No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower, Holdings and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower, Holdings, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrower, Holdings and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower, Holdings and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Arranger and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, Holdings, any other Credit Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to the Borrower, Holdings, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, Holdings, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower, Holdings and each other Credit Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18Electronic Execution; Electronic Records; Counterparts.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the Credit Parties and each of the Administrative Agent, the L/C Issuer, the Swing Line Lender, and each Lender (collectively, each a “Loan Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any

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Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Loan Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Loan Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Loan Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Credit Parties and each Loan Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Loan Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Loan Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.19USA Patriot Act Notice.

Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Credit Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107–56 (signed into law October 26, 2001))

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(the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Credit Party, which information includes the name and address of the Borrower and each other Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Credit Party in accordance with the Patriot Act. The Borrower and each other Credit Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.21Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):   In the event a Covered Entity

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that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[SIGNATURE PAGES REDACTED]

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Exhibit B

EXHIBIT E

[Form of]

Loan Notice

TO:Bank of America, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of November 15, 2021, by and among Lulu’s Fashion Lounge, LLC, a Delaware limited liability company (the “Borrower”), Lulu’s Fashion Lounge Parent, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:[Date]

EFFECTIVE DATE:  [Date1]

The undersigned hereby requests the following2:

Indicate: Borrowing or Conversion or Continuation	Indicate: Requested Amount	Indicate: Base Rate Loan or Term SOFR Loan	For Term SOFR Loans Indicate: Interest Period

The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.

The Borrower hereby represents and warrants that (a) the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date of the Credit Extension Date and (b) attached hereto as Schedule A are true and accurate calculations demonstrating that, as of the last day of the most recently ended month prior to the date of the requested Revolving Borrowing for which financial statements are internally available to Holdings and after giving effect to the proposed Credit Extension on a Pro Forma Basis, the Consolidated Asset Coverage Ratio, determined on a consolidated basis for Holdings and its Subsidiaries, is at least 1.50:1.0.

1 All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed.

2 For multiple borrowings, conversions and/or continuations, fill out a new row for each borrowing/conversion and/or continuation.

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Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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LULU’S FASHION LOUNGE, LLC,

a Delaware limited liability company

By:

Name:

Title:

1

~~13674777v1~~13675000v5

Schedule A

to Loan Notice

As of the calendar month ended _________________, 20___ (the “Calculation Date”).

Consolidated Asset Coverage Ratio:

(a)The sum of:

(i)	Net book value in accordance with GAAP of billed

credit card accounts receivable of Holdings and its Subsidiaries as of the Calculation Date times 90%:$

(ii)	Net book value in accordance with GAAP of inventory of

Holdings and its Subsidiaries on such date times 50%:$

(b)Total of clauses (i) and (ii):$

(c)Consolidated Total Debt of Holdings and its Subsidiaries as of the

Calculation Date:$

Ratio of clause (b) to clause (c): :1.0

In compliance with 1.50:1.0 requirement:[Yes] / [No]

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Schedule 1.01(b)

Revolving Commitment and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$15,000,000.00	100.000000000%
Total	$15,000,000.00	100.000000000%

L/C Commitments

L/C Issuer	L/C Commitment
Bank of America, N.A.	$5,000,000.00
Total	$5,000,000.00

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Schedule 7.01

Existing Liens

Filing Number	File Date	Debtor	Secured Party	Lien Summary
207761393432	02/06/2020	Lulu’s Fashion Lounge, LLC	U.S. Bank Equipment	Equipment
207761393674	02/06/2020	Lulu’s Fashion Lounge, LLC	U.S. Bank Equipment	Equipment
2023 1500031	02/27/2023	Lulu’s Fashion Lounge, LLC	U.S. Bank Equipment	Equipment

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Schedule 7.05

Existing Indebtedness

1.	Equipment lease arrangements between the Borrower and Raymond Leasing Corporation, dated on or around May 21, 2018.
2.	Equipment lease arrangements between the Borrower and U.S. Bank Equipment, dated on or around February 27, 2023.
3.	Equipment lease and software licensing arrangements between the Borrower and 6 River Systems, LLC.

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